                                CREDIT AGREEMENT



                                      Among


                          CENTRAL SPRINKLER CORPORATION

                            CENTRAL SPRINKLER COMPANY

                          CENTRAL CASTINGS CORPORATION

                            CENTRAL CPVC CORPORATION

                      CENTRAL SPRINKLER EXPORT CORPORATION,
                           Collectively as Borrowers,


                                       and

                         THE LENDERS IDENTIFIED HEREIN,

                                       and

                             CORESTATES BANK, N.A.,
                                    as Agent




                             Dated: October 28, 1997



                                                          TABLE OF CONTENTS

Section                                                                                                                Page
-------                                                                                                                ----
         SECTION 1.  DEFINITIONS
                  1.1      General Provisions...........................................................................  1
                  1.2      Defined Terms................................................................................  2

         SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT FACILITY
                  2.1      Revolving Credit Facility; Reduction in Revolving Credit
                           Commitment; Extension of Termination Date.................................................... 16
                  2.2      Revolving Credit Note........................................................................ 17
                  2.3      Interest Rate Elections...................................................................... 18
                  2.4      Inability to Determine LIBOR; Illegality..................................................... 19
                  2.5      Funding of Advances; Reduction in Revolving Credit
                           Commitment; Pro Rata Treatment............................................................... 20
                  2.6      Fees......................................................................................... 20
                  2.7      Loan Account................................................................................. 21
                  2.8      Computation of Interest...................................................................... 21
                  2.9      Maximum Legal Rate........................................................................... 21
                  2.10     Payments..................................................................................... 21
                  2.11     Application of Payments...................................................................... 22
                  2.12     Late Charges................................................................................. 22
                  2.13     Voluntary Prepayments........................................................................ 22
                  2.14     Yield Protection; Capital Adequacy........................................................... 23
                  2.15     Taxes........................................................................................ 23

         SECTION 3.  REPRESENTATIONS AND WARRANTIES
                  3.1      Organization and Qualification............................................................... 24
                  3.2      Power and Authority.......................................................................... 25
                  3.3      Enforceability............................................................................... 25
                  3.4      Conflict with Other Instruments.............................................................. 25
                  3.5      Litigation................................................................................... 25
                  3.6      Title to Assets.............................................................................. 25
                  3.7      Licenses; Intellectual Property.............................................................. 25
                  3.8      Default...................................................................................... 26
                  3.9      Taxes........................................................................................ 26
                  3.10     Financial Condition.......................................................................... 26
                  3.11     ERISA........................................................................................ 26
                  3.12     Use of Proceeds.............................................................................. 27
                  3.13     Regulation U................................................................................. 27
                  3.14     No Notices; No Violations.................................................................... 27
                  3.15     Labor........................................................................................ 28
                  3.16     Group Health Plans........................................................................... 28
                  3.17     Material Transactions with Affiliates........................................................ 28
                  3.18     Environmental Matters........................................................................ 28
                  3.19     Fees......................................................................................... 28
                  3.20     Location of Collateral....................................................................... 28
                  3.21     Fictitious Names............................................................................. 28
                  3.22     Accuracy of Information...................................................................... 28
                  3.23     No Omissions................................................................................. 29

         SECTION 4. CONDITIONS OF BORROWING
                  4.1      Initial Advance.............................................................................. 29
                  4.2      Subsequent Advances.......................................................................... 30
                  4.3      Satisfaction of Conditions................................................................... 31

         SECTION 5.  AFFIRMATIVE COVENANTS
                  5.1      Financial Statements; Reports................................................................ 31
                  5.2      Liabilities.................................................................................. 32
                  5.3      ERISA........................................................................................ 32
                  5.4      Notices...................................................................................... 33
                  5.5      Environmental Matters; Compliance with Laws.................................................. 33
                  5.6      Corporate Existence; Properties.............................................................. 35
                  5.7      Insurance.................................................................................... 35


                                       (i)



                  5.8      Books and Records............................................................................ 36
                  5.9      Adjusted Current Ratio....................................................................... 36
                  5.10     Funded Debt To Total Capitalization.......................................................... 36
                  5.11     Minimum Cash and Investments................................................................. 36
                  5.12     Tangible Net Worth........................................................................... 36
                  5.13     Group Health Plans........................................................................... 36
                  5.14     Lender's Lien................................................................................ 36
                  5.15     Joinder by Future Subsidiaries............................................................... 36
                  5.16     Cross-Guaranty by Borrowers.................................................................. 37
                  5.17     Satisfactory Management...................................................................... 37
                  5.18     Location of Business......................................................................... 37
                  5.19     Location of Collateral....................................................................... 37
                  5.20     Landlord's Waivers........................................................................... 37
                  5.21     The Federal Assignment of Claims Act......................................................... 37

         SECTION 6. NEGATIVE COVENANTS
                  6.1      Debt......................................................................................... 38
                  6.2      Liens........................................................................................ 39
                  6.3      Investments and Advances..................................................................... 40
                  6.4      Mergers, Consolidations...................................................................... 40
                  6.5      Disposition of Assets........................................................................ 40
                  6.6      Disposition of Accounts...................................................................... 41
                  6.7      Guaranty Obligations; Letters of Credit/Bankers'
                           Acceptances.................................................................................. 41
                  6.8      Sales and Lease-Backs........................................................................ 41
                  6.9      Continuance of Business...................................................................... 41
                  6.10     Transactions with Affiliates................................................................. 41
                  6.11     Handling of Hazardous Substances............................................................. 42
                  6.12     Use of Proceeds.............................................................................. 42
                  6.13     Removal and Protection of Collateral......................................................... 42

         SECTION 7. EVENTS OF DEFAULT, REMEDIES
                  7.1      Events of Default............................................................................ 42
                  7.2      Acceleration................................................................................. 45
                  7.3      Exercise of Rights and Remedies by Agent..................................................... 45
                  7.4      Right of Setoff.............................................................................. 45
                  7.5      No Marshalling, Etc.......................................................................... 45
                  7.6      Remedies Cumulative.......................................................................... 45
                  7.7      Allocation of Payments After Event of Default................................................ 45
                  7.8      Sharing of Payments.......................................................................... 46
                  7.9      Interest on Overdue Amounts.................................................................. 46

         SECTION 8. AGENCY PROVISIONS
                  8.1      Appointment.................................................................................. 46
                  8.2      Delegation of Duties......................................................................... 47
                  8.3      Exculpatory Provisions....................................................................... 47
                  8.4      Reliance on Communications................................................................... 47
                  8.5      Notice of Default............................................................................ 48
                  8.6      Non-Reliance on Agents and Other Lenders..................................................... 48
                  8.7      Indemnification.............................................................................. 48
                  8.8      Agent in Its Individual Capacity............................................................. 49
                  8.9      Successor Agent.............................................................................. 49

         SECTION 9. MISCELLANEOUS
                  9.1      No Waiver; Cumulative Remedies............................................................... 49
                  9.2      Notices...................................................................................... 49
                  9.3      Payment of Expenses; Indemnification......................................................... 50
                  9.4      Payment of Expenses and Taxes................................................................ 51
                  9.5      Survival of Indemnification and Representations and
                           Warranties................................................................................... 51
                  9.6      Benefit of Agreement......................................................................... 51
                  9.7      Amendments, Waivers and Consents............................................................. 53
                  9.8      Construction................................................................................. 53
                  9.9      Severability................................................................................. 53
                  9.10     Confidentiality.............................................................................. 54

                                      (ii)


                  9.11     Defaulting Lender............................................................................ 54
                  9.12     Waiver of Trial by Jury; Jurisdiction........................................................ 54
                  9.13     Actions Against Lenders; Release............................................................. 54
                  9.14     Performance by Lenders....................................................................... 55
                  9.15     Counterparts................................................................................. 55
                  9.16     Further Actions.............................................................................. 55
                  9.17     Entire Agreement............................................................................. 55

Table of Schedules .....................................................................................................
Table of Exhibits ......................................................................................................




                                      (iii)

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT is made and entered into this 28th day of October, 1997, by and among CENTRAL SPRINKLER CORPORATION, a Pennsylvania corporation, CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation, CENTRAL CASTINGS CORPORATION, an Alabama corporation, CENTRAL CPVC CORPORATION, an Alabama corporation, and CENTRAL SPRINKLER EXPORT CORPORATION, a Barbados corporation, the LENDERS identified herein, and CORESTATES BANK, N.A., a national banking association in its capacity as administrative agent for the LENDERS.

                                   BACKGROUND:

                  A. The Lenders have agreed to provide a revolving credit facility in the maximum principal amount of Fifty-Five Million Dollars ($55,000,000) to the Borrowers, on the terms and subject to the conditions hereinafter set forth.

                  B. CoreStates Bank, N.A. has been appointed by the Lenders to serve as their administrative agent in connection with such revolving credit facility, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

                  SECTION 1.  DEFINITIONS.

                  1.1 General Provisions. Unless expressly provided otherwise in this Agreement or in the Loan Documents, or unless the context requires otherwise:

                           (a) all accounting terms used in this Agreement and
in the Loan Documents shall have the meanings given to them in accordance with GAAP;

                           (b) all terms used herein and in the Loan Documents
that are defined in the Pennsylvania Uniform Commercial Code, as amended from time to time, shall have the meanings set forth therein;

                           (c) all capitalized terms defined in this Agreement
shall have the defined meanings when used in the Loan Documents and in any other documents made or delivered pursuant to this Agreement;

                           (d) the singular shall include the plural, the plural
shall include the singular, and the use of any gender shall include all genders;

                           (e) all references to any particular party defined
herein shall be deemed to refer to each and every Person defined herein as such party individually, and to all of them, collectively, jointly and severally, as though each were named wherever the applicable defined term is used;

                           (f) all references to "Sections," "Subsections,"
"Paragraphs" and "Subparagraphs" shall refer to provisions of this Agreement;

                           (g) all references to time herein shall mean Eastern
Standard Time or Eastern Daylight Time, as then in effect; and

                           (h) all references to sections, subsections,
paragraphs or other provisions of statutes or regulations shall be deemed to include successor, amended, renumbered and replacement provisions.

                  1.2 Defined Terms. As used herein, the following terms shall have the meanings indicated, unless the context otherwise requires:

                           "Accumulated Funding Deficiency" shall have the meaning ascribed to it in ss.302(a) of ERISA.

                           "Additional Costs" shall have the meaning ascribed to it in Section 2.14(a).

                           "Adjusted Current Ratio" shall mean, as at any applicable time and for the Borrowers, the ratio of (i) Current Assets to (ii) (A) Current Liabilities plus (B) the outstanding principal balance of the Revolving Credit Facility.

                           "Adjusted LIBOR Rate" shall mean, for and with respect to any LIBOR Loan and LIBOR Period applicable thereto, (i) the LIBOR Rate, plus (ii) the Applicable LIBOR Margin.

                           "Advance" or "Advances" shall mean, individually or collectively, as appropriate, any and/or all advances under the Revolving Credit Facility.

                           "Affiliate" shall mean, as to any Person:

                                    (a)     if such Person is an individual, any
         (i) relative of such Person, (ii) partnership in which such Person is a general partner, or (iii) corporation of which such Person is a director, officer, or person in control;

                                    (b)     if such Person is a corporation, any
         (i) director of such Person, (ii) officer of such Person, (iii) person in control of such Person, (iv) partnership in which such Person is a general partner, (v) joint venturer with such Person, or (vi) relative of a director, officer, or person in control of such Person; or

                                    (c)     if such Person is a partnership, any
         (i) general partner in such Person, (ii) relative of a general partner in such Person, (iii) partnership in which such Person is a general partner, or (iv) person in control of such Person.

         As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns or holds directly or indirectly five percent (5%) or more of the voting securities or five percent (5%) or more of the partnership or other equity interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

                           "Agent" shall mean CoreStates Bank, N.A., in its capacity as administrative agent for the Lenders under this Agreement, and any successor agent hereunder.

                           "Agent's Fee" shall mean the Fee payable by the Borrowers to the Agent pursuant to Section 2.6(c).

                           "Agreement" shall mean this Credit Agreement and any future amendments, restatements, modifications or supplements hereof or hereto.

                           "Applicable LIBOR Margin" shall mean that number of basis points (bp) reflected in the table below under the Applicable LIBOR Margin based upon and determined by reference to the ratio of the

         Borrowers' Funded Debt to Total Capitalization as of the relevant date of determination:

         Pricing                    Ratio of Funded Debt to
         Category                    Total Capitalization                       Applicable LIBOR Margin
         --------                   -----------------------                     -----------------------
            1                       less than or equal to .45                              45 bp
            2                       greater than .45 or equal to .50                       60 bp
            3                       greater than .50 or equal to .55                       75 bp
            4                       greater than .55 or equal to .60                      100 bp
            5                       greater than .60                                      125 bp

         For purposes hereof, the Applicable LIBOR Margin will change on that date (a "Calculation Date") five (5) Business Days following the delivery by the Borrowers to the Agent of the applicable Compliance Certificate and the accompanying financial statements of the Borrowers required pursuant to Section 5.1(b) indicating that the ratio of the Borrowers' Funded Debt to Total Capitalization has changed to a different Pricing Category than the Pricing Category then in effect; provided, however, (i) the Applicable LIBOR Margin prior to the delivery to the Agent of the initial Compliance Certificate pursuant hereto shall be the Applicable LIBOR Margin for Pricing Category 4 set forth above based upon the quarterly financial statements of the Borrowers for the fiscal quarter ending July 31, 1997 (which have heretofore been furnished by the Borrowers to Agent); (ii) if the Borrowers shall fail to deliver the Compliance Certificate on or before the date on which it is required to be delivered pursuant hereto and such failure has not given rise to an Event of Default, the ratio of the Borrowers' Funded Debt to Total Capitalization shall, for purposes hereof and during the period from such required delivery date until the date on which such Compliance Certificate is actually delivered to the Lender, be assumed to be in the Pricing Category then in effect (provided that, if the Compliance Certificate, when so delivered, indicates a Pricing Category higher than the Pricing Category then in effect, the Applicable LIBOR Margin tied to such higher Pricing Category shall be immediately applied retroactively to all LIBOR Loans as of the date on which the Compliance Certificate was required to have been furnished hereunder); (iii) at any time after the occurrence of an Event of Default which has not been waived in writing by the Required Lenders, the ratio of the Borrowers' Funded Debt to Total Capitalization shall, for purposes hereof, be deemed to be in Pricing Category 5 (subject, however, to the Default Rate provisions of the Revolving Credit Note); and (iv) if a change to the Applicable LIBOR Margin is ever made based upon a false, misleading, or inaccurate Compliance Certificate or accompanying financial statements, retroactive adjustments to the interest rates hereunder shall be immediately made to take into effect the rates at which the LIBOR Loans should have borne interest (which amount shall be due and payable by the Borrowers upon demand by the Agent, together with interest thereon at the Default Rate from the date as of which the retroactive adjustment is made until payment is made by the Borrowers). Each Applicable LIBOR Margin shall be effective from one Calculation Date to the next Calculation Date except as hereinbefore provided. Any adjustment in the Applicable LIBOR Margin shall be applicable to all existing Advances as well as any new Advances.

                           "Assignment Agreement" shall mean an instrument of assignment and assumption, pursuant to which a Lender shall transfer and assign all or any portion of its Commitment and rights pertaining thereto to an Eligible Assignee pursuant to and in accordance with (but only to the extent permitted by) the provisions hereof, which instrument of assignment and assumption shall be reasonably satisfactory to the Agent.

                           "Bankruptcy Code" shall mean the United States Bankruptcy Code, Title 11 of the United States Code, as amended, or any successor law thereto, and any rules promulgated in connection therewith.

                           "Base Rate" shall mean, as at any applicable time, the greater of (i) the Prime Rate, or (ii)(A) the Federal Funds Rate plus (B) one-half of one percent (0.5%). If for any reason the Agent shall have determined (which determination shall be conclusive for purposes hereof) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate, as the case may be, shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                           "Base Rate Loan" and "Base Rate Loans" shall mean, individually or collectively, as appropriate, any and/or all Advances bearing interest at the Base Rate.

                           "Borrower" shall mean Central Sprinkler.

                           "Borrowers" shall mean, collectively, (i) the Borrower, and (ii) the Co-Borrowers.

                           "Borrowers' Agent" shall mean Central Sprinkler, which has been designated and appointed by the Co-Borrowers to serve as their agent for the purpose of making requests for Advances, making interest rate elections, and for certain other purposes set forth herein.

                           "Borrowing Notice" shall mean a written request by Borrowers' Agent to the Agent for an Advance pursuant hereto, which Borrowing Notice shall be in the form of Exhibit "A" attached hereto (as such form of Borrowing Notice may be modified and amended from time to time by the Agent).

                           "Brown Brothers" shall mean Brown Brothers Harriman & Co., a Pennsylvania limited partnership.

                           "Brown Brothers Liens" shall mean, collectively, the Liens heretofore granted by CPVC to and in favor of Brown Brothers as security for the Brown Brothers Loan.

                           "Brown Brothers Loan" shall mean the loan made by Brown Brothers to CPVC on May 30, 1997 in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000).

                           "Brown Brothers Replacement Loan" shall have the meaning ascribed to in Section 6.1(h).

                           "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday or any day that shall be in the City of Philadelphia, Pennsylvania or New York, New York, a legal holiday or a day on which banking institutions are authorized by law or other governmental agencies to close, and (ii) with respect to all determinations and notices in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar ($) deposits in the London interbank market.

                           "Calculation Date" shall have the meaning ascribed to it in the definition of Applicable LIBOR Margin.

                           "Capital Lease Obligations" shall mean, collectively, the obligations of any Person to pay rent or other amounts under any lease of or other arrangement conveying the right to use real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person pursuant to and accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                           "Castings" shall mean Central Castings Corporation, an Alabama corporation.

                           "Castings Bonds" shall mean, collectively, (i) the industrial revenue bonds issued on or about December 5, 1995 by the State Industrial Development Authority of the State of Alabama for the benefit of Castings in the aggregate principal amount of Eight Million Dollars ($8,000,000), and (ii) the industrial revenue bonds issued on or about December 5, 1995 by Calhoun County Economic Development Council of the State of Alabama for the benefit of Castings in the aggregate principal amount of Three Million Dollars ($3,000,000).

                           "Castings LC" shall mean that certain standby letter of credit issued on or about December 5, 1995 by First Union for the benefit of the trustee for the owners of the Castings Bonds in the original stated amount of Eleven Million Two Hundred Six Thousand Two Hundred Fifty Dollars ($11,206,250), which letter of credit assures the repayment of the principal of and a certain portion of the interest under the Castings Bonds.

                           "Central Sprinkler" shall mean Central Sprinkler Company, a Pennsylvania corporation.

                           "Closing Date" shall mean the date hereof.

                           "Closing Fee" shall mean the fee due and payable by the Borrowers pursuant to Section 2.6(b).

                           "Co-Borrowers" shall mean, collectively, (i) CSC,
         (ii) Castings, (iii) CPVC, (iv) Export, and (v) any other Subsidiaries that are required to become parties to this Agreement by Joinder hereto pursuant to the provisions of Section 5.15.

                           "COBRA Continuation Coverage" shall mean those provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, found in Code ss.4980B(f), which impose certain continuation coverage requirements upon group health plans in order for such plans to retain certain tax advantages.

                           "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor law thereto, and any regulations promulgated thereunder.

                           "Collateral" shall mean, collectively, (i) those properties and assets of the Secured Borrowers in which a lien, security interest, or similar right has been granted in favor of the Agent pursuant to the Security Agreement, and (ii) any other real or personal property, rights and interests now or hereafter pledged, mortgaged or assigned to the Agent, or in which the Agent has or is granted a security interest, to secure any of the Obligations.

                           "Commitment" shall mean (i) with respect to each Lender listed on Schedule "A" hereto, the amount set forth opposite its name on Schedule "A" attached hereto, and (ii) with respect to each Eligible Assignee that becomes a Lender pursuant to Section 9.6(b), the amount of the Commitment thereby assumed by it, in each case as such amount may be increased, reduced, or terminated from time to time pursuant to Section 9.6(a) or reduced or terminated from time to time pursuant to Section 2.1(c).

                           "Commitments" shall mean, collectively, the aggregate amount of each Lender's Commitment.

                           "Commitment Percentage" shall mean, with respect to each Lender, each Lender's percentage interest in each Advance to be made hereunder as set forth on Schedule "A" attached hereto, as such percentage may be increased or decreased as provided in Section 9.6(b).

                           "Compliance Certificate" shall mean a certificate in the form of Exhibit "B" attached hereto and made a part hereof certifying as to the matters therein described.

                           "Contamination" shall mean the presence of any Hazardous Substance which may require Remedial Actions under applicable law.

                           "Controlled Group Member" shall mean:

                                    (a)     any corporation included with the
                  Borrowers in a controlled group of corporations within the meaning of Code ss.414(b);

                                    (b)     any trade or business (whether or
                  not incorporated) which is under common control with the Borrowers within the meaning of Code ss.414(c); and

                                    (c)     any member of an affiliated service
                  group of which the Borrowers is a member within the meaning of Code ss.414(m).

                           "CoreStates" shall mean CoreStates Bank, N.A., a national banking association.

                           "CoreStates Term Loan" shall mean the term loan made by CoreStates to Central Sprinkler on or about April 29, 1994 in the original principal amount of Ten Million Dollars ($10,000,000), the obligations of Central Sprinkler with respect to which are guaranteed by CSC.

                           "CPVC" shall mean Central CPVC Corporation, an Alabama corporation.

                           "CSC" shall mean Central Sprinkler Corporation, a Pennsylvania corporation.

                           "Current Assets" shall mean, as at any applicable time and for the Borrowers, the aggregate amount of current assets of the Borrowers and any Subsidiaries on a consolidated basis, after eliminating all intercompany items, as determined in accordance with GAAP applied on a consistent basis.

                           "Current Liabilities" shall mean the aggregate amount of current liabilities of the Borrowers and any Subsidiaries on a consolidated basis, after eliminating all intercompany items, as determined in accordance with GAAP applied on a consistent basis.

                           "Debt" shall mean, with respect to any Person at any applicable time (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (v) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
         by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Guaranty Obligations of such Person, (vii) the principal portion of all Capital Lease Obligations, (viii) amounts due and payable by such Person in respect of letters of credit, bankers' acceptances or similar obligations, (ix) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, and (x) any other item of indebtedness that would be reflected on the liabilities side of a balance sheet of such Person in accordance with GAAP. The Debt of any Person shall also include the Debt of any partnership or unincorporated joint venture in which and to the extent such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                           "Default" shall mean any event specified in Section 7.1, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

                           "Defaulting Lender" shall mean, as at any applicable time, any Lender that, within one (1) Business Day of the date when due
         (i) has failed to make an Advance required pursuant to the term of this Agreement, (ii) other than as set forth in clause (i) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement unless such amount is subject to a good faith dispute, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                           "Default Rate" shall mean an annual rate per annum equal to (i) two percent (2%), plus (ii) the Prime Rate (as in effect from time to time).

                           "Deficiency Balance" shall have the meaning ascribed to it in Section 2.10(a).

                           "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                           "Effective Date" shall mean the date as of which all conditions set forth in Section 4.1(a) have been satisfied.

                           "Eligible Assignee" shall mean (i) any Lender or Affiliate or Subsidiary of a Lender and (ii) any other commercial bank, financial institution, or institutional lender.

                           "Employee Pension Plan" shall mean any pension plan which (i) is maintained by any of the Borrowers or any Controlled Group Member, and (ii) is qualified under ss.401 of the Code.

                           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder by the United States Department of Labor or the PBGC.

                           "Event of Default" shall mean any event specified in
         Section 7.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

                           "Excluded Subsidiaries" shall mean, collectively, the following: (i) CSC Finance Company, a Delaware corporation and wholly-owned Subsidiary of CSC; (ii) CSC Investment Company, a Delaware corporation and wholly-owned Subsidiary of CSC Finance Company; (iii) Spraysafe; and (iv) Subsidiaries of Spraysafe.

                           "Export" shall mean Central Sprinkler Export
         Corporation, a Barbados corporation.

                           "Extension Request" shall have the meaning ascribed to it in Section 2.1(d).

                           "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (i) if such date is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                           "Fees" shall mean, collectively, those fees due and payable by the Borrowers under Section 2.6.

                           "Financial Covenants" shall mean, collectively, the affirmative covenants set forth at Sections 5.9 through 5.12.

                           "First Union" shall mean First Union National Bank, a national banking association.

                           "First Union Term Loan" shall mean the term loan made by First Union to Central Sprinkler on or about April 15, 1994 in the original principal amount of Ten Million Dollars ($10,000,000), the obligations of Central Sprinkler with respect to which are guaranteed by CSC.

                           "Funded Debt" shall mean, as at any applicable time and for the Borrowers (without duplication), the sum of (i) all Debt of the Borrowers and their Subsidiaries for borrowed money, (ii) all purchase money Debt of the Borrowers and their Subsidiaries, (iii) the principal portion of all obligations of the Borrowers and their Subsidiaries in respect of Capital Lease Obligations, (iv) amounts due and payable by the Borrowers and their Subsidiaries in respect of letters of credit, bankers' acceptances, or similar obligations, (v) all Guaranty Obligations of the Borrowers and their Subsidiaries with respect to Funded Debt of another Person, (vi) all Funded Debt of another Person secured by a Lien on any property of the Borrowers and their Subsidiaries whether or not such Funded Debt has been assumed by any Borrower or any of its Subsidiaries, and (vii) all Funded Debt of any partnership or unincorporated joint venture to the extent any Borrower or any of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture; provided, however, that, notwithstanding the foregoing, (A) trade indebtedness, tax and other accruals, tax deferrals and deferred compensation incurred in the ordinary course of the Borrowers' business shall not constitute Funded Debt of the Borrowers for purposes hereof, and (B) the amount of Funded Debt in respect of the Castings Bonds for purposes hereof shall be equal to the greater of (x) the aggregate outstanding amount of Debt under the Castings Bonds, and (y) the maximum aggregate liability (fixed or contingent) of the issuer of the Castings LC under the Castings LC.

                           "GAAP" shall mean, at any particular time, generally accepted accounting principles as in effect at such time, provided, however, that, if employment of more than one principle shall be permissible at such time in respect of a particular accounting matter, "GAAP" shall refer to the principle which is then employed by the Borrowers with the agreement of their independent certified public accountants.

                           "Government Receivables" shall have the meaning ascribed to it in Section 5.21.

                           "Guaranty Obligations" shall mean, as at any applicable time and for any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Debt or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Debt or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Debt of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Debt, or (iv) to otherwise assure or hold harmless the owner of such Debt or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Guaranty Obligation is made.

                           "Hazardous Substances" shall mean, collectively, any chemical, solid, liquid, gas, or other substance having the characteristics identified in, listed under, or designated pursuant to:

                                    (a)     the Comprehensive Environmental
                  Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601(14), as a "hazardous substance;"

                                    (b)     the Clean Water Act, 33 U.S.C.
                  ss.1321(b)(2)(A), as a "hazardous substance;"

                                    (c)     the Clean Water Act, 33 U.S.C.
                  ss.ss.1317(a) and 1362(13), as a "toxic pollutant;"

                                    (d)     Table 1 of Committee Print Numbered
                  95-30 of the Committee on Public Works and Transportation of the United States House of Representatives, as a "toxic pollutant;"

                                    (e)     the Clean Air Act, 42 U.S.C.
                  ss.7412(a)(1), as a "hazardous air pollutant;"

                                    (f)     the Toxic Substances Control Act, 15
                  U.S.C. ss.2606(f), as an "imminently hazardous chemical substance or mixture;"

                                    (g)     the Resource, Conservation and
                  Recovery Act, 42 U.S.C. ss.ss.6903(5) and 6921, as a "hazardous waste;" or

                                    (h)     any other laws, regulations or
                  governmental publications, as presenting an imminent and substantial danger to the public health or welfare or to the environment, or as otherwise requiring special handling, collection, storage, treatment, disposal, or transportation.

         The term "Hazardous Substances" shall also include: (x) petroleum, crude oil, gasoline, natural gas, liquified natural gas, synthetic fuel, and all other petroleum, oil, or gas based products; (y) radioactive substances, mixtures, wastes, compounds, materials, elements, products or matters; and (z) asbestos, asbestos-containing materials, polychlorinated biphenyls.

                           "Inter-Company Debt" shall mean, collectively, any and all Debt due and owing by any of the Borrowers to (i) any of the other Borrowers or (ii) any Subsidiary.

                           "Intercreditor Agreement" shall mean the
         Intercreditor Agreement entered into by and among the Agent, CoreStates, First Union, and the Secured Borrowers pursuant to the provisions of Section 4.1(k), and any future amendments, restatements, modifications or supplements thereof or thereto.

                           "Investment" in any Person shall mean, collectively,
         (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (ii) any advance, loan or other extension of credit to, such Person, or (iii) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

                           "Joinder" shall have the meaning ascribed to it in
         Section 5.15.

                           "Lender" and "Lenders" shall mean, individually and collectively, as appropriate, the Persons listed on Schedule "A" attached hereto, as such Schedule "A" may be modified and amended from time to time, and any Person which may become a Lender by way of assignment in accordance with the provisions hereof, together with their successors and permitted assigns.

                           "LIBOR" shall mean, for each LIBOR Loan and LIBOR Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Agent according to the following formula:
                                                     X
                                                 R = -
                                                    1-Y

                                   where R = LIBOR

                                         X = London Interbank Offered Rate for
                                             such LIBOR Loan for the applicable
                                             LIBOR Period

                                          Y = the average of the daily rates
                                             (expressed as a decimal fraction)
                                             of maximum reserve requirements
                                             which are, at any time, applicable
                                             during such LIBOR Period
                                             (including, without limitation,
                                             basic, special, supplemental,
                                             marginal and emergency reserves)
                                             under any regulations of the Board
                                             of Governors of the Federal Reserve
                                             System or other banking authority,
                                             domestic or foreign, as now and
                                             from time to time hereafter in
                                             effect, prescribed for
                                            eurocurrency funding (currently
                                            referred to as Eurocurrency
                                            Liabilities in Regulation D of such
                                            Board) to which the Agent (including
                                            any branch, Affiliate, or other
                                            fronting office making or holding a
                                            LIBOR Loan) is subject, as now and
                                            from time to time hereafter in
                                            effect.

                           "LIBOR Loan" and "LIBOR Loans" shall mean, individually and collectively, as appropriate, any Advance and/or Advances or portion thereof which bear interest at the Adjusted LIBOR Rate pursuant hereto.

                           "LIBOR Period" shall mean, with respect to any Advance or portion thereof bearing interest at the Adjusted LIBOR Rate pursuant hereto, the period commencing on the date on which the Advance or portion thereof begins to bear interest at the Adjusted LIBOR Rate in accordance herewith and ending one (1) month, two (2) months, three
         (3) months, or six (6) months thereafter, as appropriate, as selected by Borrowers' Agent pursuant to Section 2.3, subject to the following:

                                    (i) if the last day of the LIBOR Period
                  selected by the Borrowers' Agent pursuant to Section 2.3 does not fall on a Business Day:

                                            (A) the LIBOR Period shall be
                           automatically extended until the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Period shall end on the next preceding Business Day;

                                            (B) interest shall, to the extent
                           applicable, continue to accrue at the Adjusted LIBOR Rate then in effect; and

                                            (C) the next LIBOR Period elected,
                           or deemed to have been elected, by such Borrower with respect to the LIBOR Loan to which the LIBOR Period relates, if any, shall commence on the Business Day described in clause (i)(A) above; and

                                    (ii) any LIBOR Period that begins on the
                  last Business Day of the calendar month (or on a date for which there is no numerically corresponding day in the calendar month in which such LIBOR Period ends) shall end on the last Business Day of a calendar month and the next LIBOR Period with respect to the LIBOR Loan to which the LIBOR Period relates, if any, shall commence on such Business Day.

                           "Lien" shall mean, collectively, any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

                           "Loan Account" shall mean, collectively, the account or accounts of the Borrowers on the books of the Agent in which are recorded the Advances and the payments of principal and interest made by the Borrowers to Agent thereon.

                           "Loan Documents" shall mean, collectively, this Agreement, the Revolving Credit Note, the Security Documents, the Intercreditor Agreement, the Subordination Agreement, any Joinder hereafter executed by a Subsidiary of any of the Borrowers pursuant hereto, and all other documents executed and delivered to the Agent or the Lenders by or on behalf of any of the Borrowers in connection therewith and any modifications, amendments, restatements, substitutions and replacements of or for any of the foregoing.

                           "London Interbank Offered Rate" shall mean, for and with respect to any LIBOR Loan and any LIBOR Period applicable thereto, the rate (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the composite London Interbank Offered Rate for Dollar ($) deposits approximately equal in principal amount to the amount of such LIBOR Loan and for a maturity comparable to such LIBOR Period appearing on the Telerate Screen Page 3750 at approximately 9:00 A.M., Philadelphia time, on the date that is two (2) Business Days prior to the commencement of such LIBOR Period; provided, however, that if such rate shall for any reason not be available on the Telerate Screen Page 3750 at such time, the London Interbank Offered Rate shall be the arithmetic average of the rates at which Dollar ($) deposits approximately equal in principal amount to the amount of such LIBOR Loan and for a maturity comparable to such LIBOR Period are offered to the principal London office of any bank designated by the Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such LIBOR Period. As used herein, the term "Telerate Screen Page 3750" shall mean the display designated as the page for LIBOR on the Dow Jones Telerate Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks). If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any LIBOR Loan and the LIBOR Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars ($) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such LIBOR Period for a maturity comparable to such LIBOR Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                           "Loss Contingency" shall have the meaning ascribed to it in Section 3.10(a).

                           "Material Adverse Effect" shall mean, relative to any occurrence of whatever nature, a material adverse effect on (i) the assets, operations, profits, financial condition, or business of the Borrowers taken as a whole, (ii) the ability of the Borrowers taken as a whole to perform their respective obligations under this Agreement or any of the other Loan Documents, or (iii) the validity or enforceability of this Agreement, any of the other Loan Documents, or any of the rights and remedies of the Lenders hereunder or thereunder.

                           "Minimum Tangible Net Worth Amount" shall mean, as at any applicable time, (i) Forty-Eight Million Dollars ($48,000,000) plus
         (ii) (A) seventy-five percent (75%) multiplied by (B) the Net Income of the Borrowers for each fiscal year (on a cumulative basis) of the Borrowers subsequent to the Closing Date (i.e. commencing with the fiscal year ending October 31, 1997); provided, however, no change shall be made to the Minimum Tangible Net Worth Amount by reason of clause (ii) if the Borrowers' Net Income is negative for any fiscal year.

                           "Multiemployer Plan" shall mean a multiemployer pension plan as defined in ss.3(37) of ERISA to which any of the Borrowers or any Controlled Group Member is or has been required to contribute subsequent to September 25, 1980.

                           "Net Income" shall mean, for any relevant period, the net income after taxes for such period of the Borrowers and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                           "Obligations" shall mean, collectively, all liabilities, duties and obligations of the Borrowers to the Lenders or the Agent with respect to any covenants, representations or warranties herein or in the Loan Documents, with respect to the principal of and interest on the Advances, and all other present and future fixed and/or contingent obligations of the Borrowers to the Lenders or the Agent hereunder and under the Loan Documents, including, without limitation, obligations with respect to interest accruing (or which would accrue but for ss.502 of the Bankruptcy Code) after the date of any filing by any Borrower of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceedings with respect to any of the Borrowers.

                           "Other Taxes" shall have the meaning ascribed to it in Section 2.15.

                           "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                           "Permitted Encumbrances" shall mean, collectively, those Liens listed on Schedule 3.6 or expressly permitted under Section 6.2.

                           "Permitted Debt" shall mean, collectively, any and all Debt expressly permitted under Section 6.1.

                           "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a limited liability company, a joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity.

                           "Premises" shall mean, collectively, any and all real properties, improvements thereon and fixtures attached thereto in which any Borrower has any right, title, or interest (whether as owner, lessee, occupant, or otherwise).

                           "Prevailing Rate" shall mean, with respect to any Advance or portion thereof, the annual rate of interest applicable thereto, as determined pursuant to and in accordance with the provisions of Section 2.3.

                           "Prime Rate" shall mean the floating annual rate of interest that is designated from time to time by the Agent as its "Prime Rate" and is used by the Agent as a reference base with respect to different interest rates charged to borrowers generally. Such rate of interest shall change simultaneously and automatically upon the Agent's designation of any change in such reference rate, and the Agent's determination and designation from time to time of the reference rate shall not in any way preclude CoreStates from making loans to other borrowers at rates which are higher or lower than or different from the referenced rate.

                           "Register" shall have the meaning ascribed to it in
         Section 9.6(d).

                           "Regulatory Change" shall mean, collectively, (i) any change on or after the date of this Agreement in United States federal, state, or any foreign, laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) applying to the class of banks including any Lender (or the direct or indirect parent corporation thereof), or (ii) the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including any Lender (or the direct or indirect parent corporation thereof), or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                           "Release" shall mean, collectively, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, or dumping.

                           "Remedial Actions" shall mean:

                                    (a)     clean-up or removal of Hazardous
                  Substances;

                                    (b)     such actions as may be necessary to
                  monitor, assess, or evaluate the Release or threatened Release of Hazardous Substances;

                                    (c)     proper disposal or removal of
                  Hazardous Substances;

                                    (d)     the taking of such other actions as
                  may be necessary to prevent, minimize, or mitigate the damages caused by a Release or threatened Release of Hazardous Substances to the public health or welfare or to the environment; and

                                    (e)     the providing of emergency
                  assistance after a Release.

         Remedial Actions include, but are not limited to, such actions at the location of a Release as: storage; confinement; perimeter protection using dikes, trenches, or ditches; clay cover; neutralization; clean-up of Hazardous Substances or contaminated materials; recycling or reuse; diversion; destruction; segregation of reactive wastes; dredging or excavations; repair or replacement of leaking containers; collection of leachate and runoff; onsite treatment or incineration; providing alternative water supplies; and any monitoring reasonably required to assure that such actions protect the public health and welfare and the environment.

                           "Reorganization" shall mean a reorganization as defined in ss.4241(a) of ERISA.

                           "Reportable Event" shall mean with respect to any Employee Pension Plan, an event described in ss.4043(b) of ERISA, other than such a described event for which the notice requirement under ss.4043 of ERISA is waived by regulation or by any other guidance issued by the PBGC or any government agency or body having jurisdiction.

                           "Required Lenders" shall mean, as at any applicable time, Lenders that own, in the aggregate, at least sixty-six and two-thirds percent (66 2/3%) of the Commitments; provided, however, (i) at any time after the Commitments have been terminated, the Commitment of each Lender shall, for purposes hereof, be determined by reference to each Lender's share of the Advances then outstanding, and (ii) if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders the Commitment of such Defaulting Lender or (in the case of clause(i) above) the Defaulting Lender's share of the Advances then outstanding.

                           "Revolving Credit Commitment" shall mean the sum of Fifty-Five Million Dollars ($55,000,000), which sum shall be the Borrowers' maximum credit availability under the Revolving Credit Facility, subject to reduction in accordance with the provisions of
         Section 2.1(c).

                           "Revolving Credit Facility" shall mean the revolving credit facility in the maximum principal amount of the Revolving Credit Commitment described in Section 2.1(a).

                           "Revolving Credit Note" shall mean the promissory note described in Section 2.2 and any future amendments, restatements, modifications or supplements thereof or thereto.

                           "Revolving Credit Period" shall have the meaning ascribed to it in Section 2.1(b).

                           "SEC" shall mean the Securities and Exchange
         Commission or any successor thereto.

                           "Secured Borrowers" shall mean, collectively, CSC, Central Sprinkler, and Export, and any other Subsidiaries that are required to become parties to the Security Agreement pursuant to the provisions of Section 5.15.

                           "Security Agreement" shall mean the Security
         Agreement dated the date hereof by and among the Secured Borrowers and the Agent, pursuant to which the Secured Borrowers, as security for the Obligations, have granted to the Lender a perfected first-priority security interest in all of their accounts (including, without limitation, inter-company accounts among the Borrowers as provided therein), equipment, and inventory, now owned or hereafter acquired, and the products and proceeds thereof, and any future amendments, restatements, modifications or supplements thereof or thereto.

                           "Security Documents" shall mean, collectively, (i) the Security Agreement, and (ii) any other agreement, document, or instrument now or hereafter executed and delivered to the Agent to secure, or to assure, the payment or performance of any of the Obligations, and any future amendments, restatements, modifications or supplements thereof or thereto.

                           "Solvent" shall mean, as at any applicable time and for any Person, that at such time (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                           "Spraysafe" shall mean Spraysafe Automatic
         Sprinklers, Ltd., a private company organized under the laws of England.

                           "Subordination Agreement" shall mean the
         Subordination Agreement dated the date hereof by and among Central Sprinkler, CSC Finance Company, and the Agent, pursuant to which, among other things, the Inter-Company Debt therein described has been subordinated to the prior payment and satisfaction of the Obligations, on the terms and conditions set forth therein, and any future amendments, restatements, modifications or supplements thereof or thereto.

                           "Subordinated Debt" shall mean, collectively, all indebtedness of the Borrowers and their Subsidiaries, if any, for money borrowed, whether now existing or hereafter incurred, and which is subordinated in right of payment of principal and interest to the Obligations, either absolutely or upon the occurrence of and during the continuance of a Default or an Event of Default pursuant to a subordination agreement with the Agent which is satisfactory, in form and substance, to the Required Lenders.

                           "Subsidiary" shall mean any corporation more than fifty percent (50%) of the outstanding shares of capital stock of which (except for directors' qualifying shares, if required by law) are at the time owned, directly or indirectly, by any of the Borrowers and/or one or more Subsidiaries. Except as otherwise expressly provided herein, the term "Subsidiary" shall include all of the Excluded Subsidiaries.

                           "Tangible Net Worth" shall mean, at any time, the amount by which (a) the book value of all tangible assets of the Borrowers and any Subsidiaries on a consolidated basis, exceeds (b) the consolidated liabilities of the Borrowers and any Subsidiaries, all as determined in accordance with GAAP applied on a consistent basis.

                           "Taxes" shall have the meaning ascribed to it in
         Section 2.15.

                           "Termination Date" shall mean November 1, 2000, and any extension thereof granted pursuant to and in accordance with
         Section 2.1(d).

                           "Term Loans" shall mean, collectively, the CoreState Term Loan and the First Union Term Loan.

                           "Total Capitalization" shall mean, as at any applicable time and for the Borrowers, (i) Funded Debt plus (ii) Tangible Net Worth.

                           "Unused Facility Fee" shall mean the fee due and payable by the Borrowers pursuant to Section 2.6(a).

                           "Withdrawal Liability" shall mean any withdrawal liability as defined in ss.4201 of ERISA.

                  SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT FACILITY.

                  2.1 Revolving Credit Facility; Reduction in Revolving Credit Commitment; Extension of Termination Date.

                           (a)      Subject to and in accordance with the terms
and conditions of this Agreement, each Lender severally (but not jointly) agrees to extend credit to the Borrowers by making Advances to them, in Dollars ($), from time to time during the period commencing on the Effective Date and ending on the Business Day preceding the Termination Date, in an aggregate outstanding amount that shall not exceed, at any one time outstanding, such Lender's Commitment Percentage of the Revolving Credit Commitment. No Lender shall be required to extend Advances to the Borrowers under this Section 2.1(a) in excess of such Lender's Commitment.

                           (b)      During the period in which the Revolving
Credit Facility is available under Section 2.1(a) (the "Revolving Credit Period"), the Borrowers may use the Revolving Credit Facility by borrowing, repaying and reborrowing. Subject to the provisions of Section 2.3(b), the Borrowers shall notify the Agent pursuant to a Borrowing Notice of each request for an Advance not later than 12:00 Noon Philadelphia, Pennsylvania, on the Business Day on which the Borrowers desire the Advance to be made. Each Advance shall be in minimum amounts of (i) One Million Dollars ($1,000,000) for LIBOR Loans, and (ii) Two Hundred Fifty Thousand ($250,000) for Base Rate Loans. The Borrowers

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



authorize and direct the Lenders to disburse each such Advance by direct deposit to the Borrowers' demand deposit account(s) maintained with the Agent.

                           (c) Upon at least two (2) Business Days' notice, the
Borrowers shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Credit Commitment at any time or from time to time; provided that each partial reduction shall be in an aggregate amount at least equal to One Million Dollars ($1,000,000) and in integral multiples of One Million Dollars ($1,000,000) above such amount. Any reduction in (or termination of) the Revolving Credit Commitment pursuant to this Section 2.1(c) shall be permanent and may not be reinstated. Upon any reduction in or termination of the Revolving Credit Commitment pursuant to this Section 2.1(c), (i) the Borrowers shall pay to the Agent, simultaneously with such reduction or termination, the amount (if any) by which (A) the outstanding balance of the Revolving Credit Facility exceeds (B) the reduced amount of the Revolving Credit Commitment (or zero (0) in the case of a termination), together with interest thereon at the rates provided herein, and (ii) each Lender's Commitment shall be reduced on a pro rata basis in accordance with each Lender's Commitment Percentage, in which event the Agent shall modify Schedule "A" accordingly and distribute to the Lenders a modified Schedule "A" which shall supersede and replace the Schedule "A" then in effect.

                           (d) The Borrowers shall be permitted to request an
extension of the then scheduled Termination Date by providing written notice thereof to the Agent at least ninety (90) days prior to the commencement of the final twelve (12) months of the Revolving Credit Period (an "Extension Request"). An Extension Request shall set forth in detail: (i) the length of the desired extension of the Termination Date; and (ii) any terms and conditions with respect thereto which are different from the terms and conditions of this Agreement and the related Loan Documents. In connection with any Extension Request, the Borrowers shall furnish to the Agent any and all financial and other information which may be requested by the Agent. Within forty-five (45) days following the Agent's receipt of an Extension Request, the Agent shall notify the Borrowers whether any such Extension Request has been granted by the Lenders and any terms and conditions applicable thereto; provided, however, failure by the Agent to notify the Borrowers in accordance with the foregoing shall constitute a rejection of the Extension Request. Notwithstanding anything contained herein to the contrary, the Lenders shall have no duty or obligation, express or implied, to grant any Extension Request.

                           (e) The proceeds of the Revolving Credit Facility
shall be used solely for the purpose of (i) financing the Borrowers' working capital, and (ii) general corporate purposes, including, at the Borrowers' election, (A) refinancing short-term Debt, and (B) (1) refinancing the Brown Brothers Loan or (2) providing cash collateral to Brown Brothers as security for the Brown Brothers Loan.


                  2.2 Revolving Credit Note. On the Closing Date, the Borrowers shall execute and deliver their promissory note to the Agent (for the pro rata benefit of the Lenders), which promissory note shall evidence the Borrowers' obligations to repay the principal of, interest on, and other amounts due in connection with the Revolving Credit Facility, and which shall:

                           (a) be dated the Closing Date and be payable to the
order of the Agent (for the pro rata benefit of the Lenders) in the principal amount of Fifty-Five Million Dollars ($55,000,000);

                           (b) bear interest on the unpaid principal amount of
any outstanding Advances from the dates of such Advances at the Prevailing Rate;

                           (c) be payable as to interest with respect to Base
Rate Loans monthly commencing on November 1, 1997, and continuing on the first day of each month thereafter until payment in full of the unpaid principal amount of, and all accrued but unpaid interest thereon;

                           (d) be payable as to interest with respect to LIBOR
Loans at the expiration of the LIBOR Period applicable thereto; provided, however, for LIBOR Loans having a LIBOR Period in excess of three (3) months, interest shall be payable at the expiration of each three (3) month period during the LIBOR Period and at the expiration of the LIBOR Period;

                           (e) be payable in full as to the entire unpaid
principal balance, all accrued interest and other sums due thereunder (i) on the sooner of: (A) the Termination Date; or (B) upon written demand by the Agent pursuant hereto after the occurrence of an Event of Default; or (ii) immediately and automatically upon the occurrence of any Event of Default described in Sections 7.1(e) or 7.1(f); and

                           (f) be secured by the Security Documents.

                  2.3      Interest Rate Elections.

                           (a) The Borrowers' Agent, subject to any prior
continuing interest rate elections made pursuant to Section 2.3(b), at any time and from time to time, may notify the Agent in a Borrowing Notice that it is electing, for and on behalf of the Borrowers, to have interest accrue at the Base Rate on a specific portion (up to and including 100%) of the aggregate unpaid amount of any Advance. All Advances for which an interest rate option is not specifically designated by the Borrowers' Agent pursuant to the terms hereof or not requested in conformity with the terms hereof shall constitute Base Rate Loans.

                           (b) Subject to the notice provisions set forth in
this Section 2.3(b), at any time and from time to time, the Borrowers' Agent may notify (which notice shall be contained in a Borrowing Notice and be irrevocable) the Agent that it is electing, for and on behalf of the Borrowers, to have interest accrue for a LIBOR Period specified in writing by the Borrowers' Agent at the Adjusted LIBOR Rate on a specific portion (up to and including 100%) of the aggregate unpaid amount of any Advance (including any Advance to be made by the Lenders to the Borrower on the date of election) equal to the amount specified in the Borrowing Notice by the Borrowers' Agent. The Borrowers' Agent shall notify the Agent in the manner provided herein not later than 12:00 Noon three (3) Business Days before the date on which the Borrowers' Agent desires any Advance to bear interest at the Adjusted LIBOR Rate. Notwithstanding anything contained herein to the contrary, any LIBOR Loan shall be in minimum denominations of One Million Dollars ($1,000,000) and in multiples thereof if in excess thereof.

                           (c) Following an interest rate election made by the
Borrowers' Agent with respect to any Advance pursuant to Sections 2.3(a) or 2.3(b), but subject to all other conditions of this Agreement, the Borrowers' Agent may elect, for and on behalf of the Borrowers and in accordance with the provisions of Sections 2.3(a) and 2.3(b), from time to time to convert or continue the type of interest rate borne by such Advance. Any such notice of conversion or continuance shall be made in writing by the Borrowers' Agent and on forms prescribed by the Agent. In the event that the Borrowers' Agent fails to provide the Agent with any notice of conversion or continuance, as described herein, such Advance shall immediately and automatically become a Base Rate Loan and shall commence bearing interest at the Base Rate. Notwithstanding anything contained herein to the contrary, the Borrowers' Agent shall not convert, or permit the conversion of, any LIBOR Loan to a Base Rate Loan until the expiration of the LIBOR Period then in effect with respect thereto, unless such conversion is accompanied by those amounts payable by the Borrowers to the Agent pursuant to the provisions of Section 2.3(f).

                           (d) The Agent shall determine the Prevailing Rate in
accordance with the Borrowers' Agent's election made pursuant to and in accordance with this Section 2.3. Such determination of the Prevailing Rate by the Agent in response to such election shall be conclusive in the absence of manifest error.

                           (e) All LIBOR Periods shall end prior to the
Termination Date and the Borrowers' Agent shall not select a LIBOR Period the expiration of which extends beyond the Termination Date.

                           (f) The Borrowers shall not prepay, in whole or in
part, any LIBOR Loans prior to the expiration of the LIBOR Period applicable thereto. The Borrowers shall indemnify each Lender and hold each Lender harmless from and against any loss or expense that each Lender may sustain or incur as a result of (i) any prepayment of a LIBOR Loan, (ii) the conversion of a LIBOR Loan to a Base Rate Loan prior to the expiration of the LIBOR Period applicable thereto, (iii) an Advance being converted from a LIBOR Loan to a Base Rate Loan by reason of the circumstances described in Sections 2.4(a) or 2.4(b) prior to the expiration of the LIBOR Period applicable thereto, or (iv) a LIBOR Loan not being made or converted upon instruction by the Borrowers after a request with respect thereto has been made to the Agent pursuant hereto. Such agreement to indemnify shall include, without limitation, any interest payable by any Lender to lenders of funds obtained by the Lenders in order to make or maintain LIBOR Loans pursuant hereto and any loss incurred in obtaining, liquidating, or employing deposits from third parties.

                           (g) Following the occurrence of a Default or an Event
of Default, the Borrowers' Agent may not elect to have any Advance made or maintained as, or converted into, a LIBOR Loan after the expiration of any LIBOR Period then in effect with respect thereto.

                  2.4      Inability to Determine LIBOR; Illegality.

                           (a) In the event that the Agent shall determine
(which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the interbank eurodollar market or otherwise, adequate and reasonable means do not exist for ascertaining LIBOR, the Borrowers' right, by and through the Borrowers' Agent, to elect to have interest accrue on any Advance at the Adjusted LIBOR Rate shall be suspended until such time that the Agent determines that adequate and reasonable means exist for ascertaining LIBOR, in which event all LIBOR Loans then in effect shall automatically become Base Rate Loans at the expiration of the LIBOR Period applicable thereto.

                           (b) Notwithstanding anything contained herein to the
contrary, if any applicable law, treaty, regulation or directive, or any change in or in the application or interpretation of such law, treaty, regulation or directive, or any other event shall make it unlawful for any Lender to make or maintain LIBOR Loans and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrowers, whereupon until such Lender notifies the Borrowers and the Agent that such Lender is permitted to make or maintain LIBOR Loans:

                                    (i)  the obligation of such Lender to make
or maintain LIBOR Loans shall be cancelled automatically and immediately; and

                                    (ii) such Lender's share of LIBOR Loans then
in existence shall convert automatically and immediately to Base Rate Loans and such Lender's share of LIBOR Loans thereafter shallconstitute Base Rate Loans notwithstanding any election by the Borrowers' Agent hereunder.

                  2.5 Funding of Advances; Reduction in Revolving Credit Commitment; Pro Rata Treatment.

                           (a) Upon receipt of a Notice of Borrowing, the Agent
shall promptly inform the Lenders as to the terms thereof. Each such Lender shall make its Commitment Percentage of the requested Advance available to the Agent by 2:00 P.M. on the date specified in the Notice of Borrowing by deposit, in Dollars ($), of immediately available funds at the offices of the Agent at its principal office in Philadelphia, Pennsylvania or at such other address as the Agent may designate in writing. The amount of the requested Advance will then be made available to the Borrowers by the Agent by crediting the account of the Borrowers on the books of such office of the Agent, to the extent the amount of such Advance is made available to the Agent.

                           (b) No Lender shall be responsible for the failure or
delay by any other Lender in its obligation to make an Advance hereunder; provided, however, the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any such Advance that such Lender does not intend to make available to the Agent its pro rata portion of the Advance to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Advance, and the Agent, in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrowers, at the Prevailing Rate for the Advance in question, and (ii) from a Lender, at the Federal Funds Rate.

                           (c) Except to the extent otherwise provided herein,
each Advance, each payment or prepayment of principal of any Advance, each payment of Fees (other than the Agent's Fee), each reduction of the Revolving Credit Commitment, and each conversion or continuation of any Advance, shall be allocated pro rata among the Lenders in accordance with their respective Commitment Percentages (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Advances); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Advance, then any amount to which such Lender would otherwise be entitled pursuant to this Section 2.5(c) shall instead be payable to the Agent; provided further, that in the event any amount paid to any Lender pursuant to this Section 2.5(c) is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two (2) Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

                  2.6 Fees. In connection with and as a condition to the continuation of the Revolving Credit Facility, the Borrowers shall pay the following fees to the Agent, all of which shall be non-refundable:

                           (a) An unused facility fee payable within fifteen
(15) days after the close of each calendar quarter, commencing on January 15, 1998, and on the Termination Date, in an amount equal to the product of (i) (A) the maximum amount of the Revolving Credit Commitment during the calendar quarter

(or portion thereof) upon which such unused facility fee is being calculated minus (B) the daily average outstanding principal balance of all outstanding Advances during such calendar quarter (or portion thereof, as appropriate), and
(ii) one-quarter of one percent (.25%) per annum, which fee shall be payable in arrears and shall be calculated based on the actual number of days elapsed over a three hundred sixty (360)-day year. The Unused Facility Fee payable pursuant to this Section 2.6(a) shall be for the pro rata benefit of the Lenders (based upon each Lender's Commitment Percentage).

                           (b) A closing fee of Eighty-Two Thousand Five Hundred
Dollars ($82,500), which shall be due and payable on the Closing Date. The Closing Fee payable pursuant to this Section 2.6(b) shall be for the pro rata benefit of the Lenders (based upon each Lender's Commitment Percentage).

                           (c) An agency and administration fee in the amount
set forth in that certain letter agreement dated the date hereof between the Agent and the Borrowers. No portion of the Agent's Fee shall be rebated or refunded to the Borrowers notwithstanding the subsequent reduction in or termination of the Revolving Credit Commitment pursuant hereto. The Agent's Fee shall be paid for the sole and exclusive benefit of the Agent and shall not be shared with the Lenders.

                  2.7 Loan Account. The Agent shall record in one or more Loan Accounts, the Advances and all payments made by the Borrowers on account of the Advances, and all other appropriate debits and credits. Each month the Agent shall render to the Borrowers and the Lenders a statement setting forth the debit balance of the Loan Account as of the close of the preceding month, together with a statement of the amount of interest and other charges due to the Lenders as of that time. Each statement shall be considered correct and accepted by the Borrowers and the Lenders and conclusively binding upon the Borrowers and the Lenders unless the Borrowers or the Lenders notify the Agent to the contrary in writing within thirty (30) days from their receipt of such statement absent manifest error.

                  2.8 Computation of Interest. Interest shall be calculated on the basis of three hundred sixty (360) day year for actual days elapsed for Base Rate Loans and LIBOR Loans. Any change in the interest rate on the Revolving Credit Note resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall occur.

                  2.9 Maximum Legal Rate. The Borrowers shall not be obligated to pay and the Agent and the Lenders shall not collect interest on any Obligation at a rate in excess of the maximum permitted by law or the maximum that will not subject the Agent or the Lenders to any civil or criminal penalties. If, because of the acceleration of maturity, the payment of interest in advance or any other reason, the Borrowers are required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of the Revolving Credit Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, each Lender's pro rata share of such excess amount shall be refunded by such Lender to the Borrowers.

                  2.10  Payments.

                           (a) Except as otherwise provided under Section
2.10(b), all payments (including prepayments) by the Borrowers hereunder shall be made in Dollars ($) to the Agent at Agent's office identified in Section 9.2, or such other place or places as the Agent may direct, prior to 12:00 Noon on the date of payment, in lawful money of the United States of America, and in immediately available funds; provided, however, unless the Required Lenders otherwise agree in writing, any and all payments due and owing by the Borrowers to the Lenders under the Loan Documents shall be immediately and automatically deducted by the Agent from the Borrowers' deposit account(s) maintained with the Agent on the due dates thereof and the Borrowers expressly and irrevocably authorize the Agent to make the deductions herein described from such account(s) in order to make such payments as and when they become due. In the event that funds of the Borrower on deposit with the Agent are insufficient to timely satisfy any such payment obligation (other than a payment of principal) (the amount of such insufficiency being referred to herein as a "Deficiency Balance") and no Default or Event of Default has occurred, the Borrower's Agent shall be deemed to have requested a Base Rate Loan in an amount equal to the Deficiency Balance in conformity with the provisions of Section 2.3 and the Lenders shall be deemed to have been made a Base Rate Loan to the Borrowers pursuant to this Agreement in an amount equal to the Deficiency Balance, which Base Rate Loan shall be deemed to have been made on the date on which the payment obligation was due and the Deficiency Balance existed notwithstanding anything contained herein to the contrary.

                           (b) The Agent will distribute payments received by it
from the Borrowers to the Lenders if any such payment is received prior to 2:00 P.M.; otherwise, the Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension).

                  2.11 Application of Payments. Subject to the provisions of
Section 7.7, all payments made hereunder by the Borrowers and received by the Agent shall be applied by the Agent first to the payment in full of any costs incurred in the collection of any Obligation, including (without limitation) reasonable attorneys' fees, then to the payment in full of any late charges, then to the payment in full of any Fees then due, then to the payment of accrued, unpaid interest and finally to the reduction of the unpaid principal balance thereof.

                  2.12 Late Charges. If the Borrowers shall fail to pay any installment of interest or principal due under the Revolving Credit Facility or any other sum due to the Lenders under any of the Loan Documents within fifteen
(15) days after the date it is due, the Borrowers shall immediately pay to the order of the Agent (for the pro rata benefit of the Lenders), without notice or demand, a late charge equal to two percent (2%) of the amount overdue to defray part of the additional expense incurred by the Agent and the Lenders in connection with the delinquency and collection of the overdue amount. The provision for such late charge shall not be construed to permit the Borrowers to make any payment after its due date, obligate the Lenders to accept any overdue installment, or affect the Lenders' rights and remedies upon the occurrence of a Default or an Event of Default.

                  2.13  Voluntary Prepayments.

                           (a) Except as otherwise provided herein, the
Borrowers at any time and from time to time may voluntarily prepay any Base Rate Loans, in whole or in part, upon (1) one Business Day prior written notice to the Agent of such prepayment.

                           (b) The Borrowers shall not prepay, in whole or in
part, any LIBOR Loan prior to the expiration of the appropriate LIBOR Period applicable thereto, unless such prepayment is accompanied by any payment required pursuant to the provisions of Section 2.3(f).

                  2.14  Yield Protection; Capital Adequacy.

                           (a) The Borrowers shall pay to each Lender from time
to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender or any reduction in any amount receivable by such Lender hereunder (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to any Lender under this Agreement or the Revolving Credit Note (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office); or (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit, or other assets of, or any deposits with or other liabilities of, any Lender (but excluding any such requirement to the extent reflected in an applicable reserve requirement); or (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities). Each Lender will notify the Borrowers of any event occurring after the Closing Date that will entitle such Lender to compensation pursuant to this Section 2.14 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Any Lender making a request pursuant to this Section
2.14 shall furnish the Borrowers with a statement setting forth the basis and amount of each such request.

                           (b) If after the Closing Date, any Lender shall have
determined that the adoption of any applicable law, rule, regulation or treaty regarding capital adequacy, or any Regulatory Change, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount such Lender deems material, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate the Lender for such reduction.

                           (c) In determining the amounts due under this Section
2.14, the Lenders may use any reasonable averaging and attribution methods. Determination by any Lender for purposes of this Section 2.14 of the effect of any Regulatory Change on its costs of making or maintaining Advances hereunder or on amounts receivable by it hereunder and of the additional amounts required to compensate such Lender shall be conclusive, absent manifest error.

                  2.15  Taxes.

                           (a) For the purposes of this Section 2.15, the
following terms have the following meanings:

                                    "Taxes" shall mean any and all present or
future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower pursuant to this Agreement or under the Revolving Credit Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized, in which its principal executive office is located or, in the case of each Lender, in which its applicable lending office is located, and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

                                    "Other Taxes" shall mean any present or
future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under the Revolving Credit Note or from the execution or delivery of, or otherwise with respect to, this Agreement or the Revolving Credit Note.

                           (b) Any and all payments by the Borrowers to or for
the account of any Lender or the Agent hereunder or under the Revolving Credit Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrowers shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law, and (iv) the Borrowers shall furnish to the Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof.

                           (c) The Borrowers agree to indemnify each Lender and
the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. The indemnification provided for in this Section 2.15 shall be paid within fifteen (15) days after any Lender or the Agent (as the case may be) makes demand therefor.

                           (d) Each Lender organized under the laws of a
jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on Schedule "A" and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers and the Agent with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

                  SECTION 3.  REPRESENTATIONS AND WARRANTIES.

                  To induce Lenders and Agent to enter into this Agreement and to make the Advances, the Borrowers jointly and severally represent and warrant to Lenders and Agent that:

                  3.1      Organization and Qualification.

                           (a) Each of the Borrowers and each Subsidiary is a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

                           (b) Schedule 3.1 sets forth all Subsidiaries of each
of the Borrowers and all Subsidiaries of each Excluded Subsidiary.

                           (c) Each Subsidiary of each of the Borrowers is a
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as currently conducted.

                  3.2 Power and Authority. Each of the Borrowers has the corporate power to execute, deliver and perform under the Loan Documents and to borrow under this Agreement, and to create the collateral security interests for which the Security Documents provide, and has taken all necessary corporate action to authorize the borrowings hereunder on the terms and conditions of this Agreement and the execution and delivery of, and performance under, the Loan Documents. No consent of any other party (including stockholders of the Borrower) and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents.

                  3.3 Enforceability. The Loan Documents, when executed and delivered to the Agent pursuant to the provisions of this Agreement, will constitute valid obligations of the Borrowers legally binding upon them and enforceable in accordance with their respective terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

                  3.4 Conflict with Other Instruments. The execution and delivery of, and performance under, the Loan Documents will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the Articles of Incorporation or of the By-Laws of any of the Borrowers or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which any of the Borrowers is a party or which purports to be binding upon it or any of its properties or assets, and will not result in the creation or imposition of any lien, charge, encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement.

                  3.5 Litigation. Except as set forth in the footnotes to the latest financial statements provided to Lenders or on Schedule 3.5, no actions, suits or proceedings before any court or governmental department or agency (whether or not purportedly on behalf of any of the Borrowers or any Subsidiary) are pending or, to the knowledge of any of the Borrowers, threatened (a) with respect to any of the transactions contemplated by this Agreement or (b) against or affecting any of the Borrowers or any Subsidiary or any of its properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Based upon the Borrowers' review of all available data, information and documentation and discussions with their professional advisors, the Borrowers do not in good faith believe that any of the actions, suits or proceedings described in Schedule 3.5 could reasonably be expected to have, either singly or in the aggregate, a Material Adverse Effect.

                  3.6 Title to Assets. Each of the Borrowers has good and marketable title in fee to, or valid, enforceable leases of, all property owned, leased, or otherwise used by the Borrowers, and good and marketable title to all of its other assets now carried on its books, or used by it, including those reflected in the most recent consolidated balance sheet of the Borrowers delivered to the Lenders or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business), free of any mortgages, pledges, charges, liens, security interests or other encumbrances except those indicated in the footnotes to the latest financial statements of Borrowers provided to the Lenders or on Schedule 3.6. Each of the Borrowers enjoys peaceful and undisturbed possession under all material leases under which it is operating, and all said leases are valid, subsisting and in full force and effect.

                  3.7 Licenses; Intellectual Property. Each of the Borrowers owns or has a valid right to use the patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used to conduct its business as now operated and as now contemplated to be operated; and the conduct of the business of each of the Borrowers as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights of others. No claim is pending or threatened to the effect that any such intellectual property owned or licensed by any of the Borrowers or which any of the Borrowers otherwise has the right to use, is invalid or unenforceable by the Borrowers, as the case may be. Except as set forth on Schedule 3.7, no one of the Borrowers has any obligation to compensate any Person for the use of any such patents or rights, and no Person has been granted any license or other rights to use in any manner any of the patents or rights of the Borrowers or any Subsidiary, whether requiring the payment of royalties or not.

                  3.8 Default. None of the Borrowers is in default under any material existing agreement, and no Default or Event of Default hereunder has occurred and is continuing.

                  3.9 Taxes. The Borrowers have filed or caused to be filed all tax returns (including, without limitation, those relating to federal and state income taxes) required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books). No tax liens have been filed against any assets of any of the Borrowers or any Subsidiary, and no claims are being asserted with respect to such taxes which could reasonably be expected to have a Material Adverse Effect.

                  3.10  Financial Condition.

                           (a) All consolidated balance sheets, profit and loss
statements, and other financial statements of the Borrowers, dated as of July 31, 1997, all of which have heretofore been delivered to the Lenders, and all financial statements and data of the Borrowers which will hereafter be furnished to the Lenders, are or will be (when furnished) true and correct and do or will (when furnished) present fairly, accurately and completely the consolidated financial position of the Borrowers and the results of their operations as of the dates and for the periods for which the same are furnished. All such consolidated financial statements have been or will be, as appropriate, prepared in accordance with GAAP applied on a consistent basis and, in the case of interim financial statements only, subject to normal year-end adjustments and the absence of footnotes thereon. Except as set forth on Schedule 3.10(a), the Borrowers do not possess any "loss contingency" (as that term is defined in Financial Accounting Standards Board, Statement of Financial Accounting Standards No. 5 - "FASB 5") (a "Loss Contingency") which is not accrued, reflected, or reserved against in its balance sheet or disclosed in the footnotes to such balance sheet. There has been no event, circumstance, or occurrence which could reasonably be expected to have a Material Adverse Effect since the date of the financial statements which were most recently furnished by the Borrowers to Agent.

                           (b) Each of the Borrowers is and, after completion of
the transactions described herein, will be Solvent.

                  3.11  ERISA.

                           (a) Except as set forth on Schedule 3.11, none of the
following events has occurred which, either singly or in the aggregate, has resulted or could reasonably be expected to result in liability to any of the

Borrowers involving an amount which, either singly or in the aggregate, exceeds One Hundred Thousand Dollars ($100,000):

                                    (i) there is no Accumulated Funding
Deficiency with respect to any Employee Pension Plan;

                                    (ii) no Reportable Event has occurred with
respect to any Employee Pension Plan;

                                    (iii) no violations of the Code have
occurred that could potentially cause the loss of the tax qualified status of any Employee Pension Plan;

                                    (iv) neither any of the Borrowers nor any
Controlled Group Member has incurred Withdrawal Liability with respect to any Multiemployer Plan; and

                                    (v) no Multiemployer Plan is in
Reorganization.

                           (b) No liability (whether or not such liability is
being litigated) has been asserted against any of the Borrowers or any Controlled Group Member in connection with any Employee Pension Plan or any Multiemployer Plan by the PBGC, by the trustee of a trust established pursuant to ERISA ss.4049, by a trustee appointed pursuant to ERISA ss.4042(b) or (c), or by a sponsor or an agent of a sponsor of a Multiemployer Plan, and no lien has been attached and no Person has threatened to attach a lien on the property of any of the Borrowers or any Controlled Group Member as a result of failure to comply with ERISA or as a result of the termination of any Employee Pension Plan and which liability or lien (as appropriate), either singly or in the aggregate, could reasonably be expected to exceed One Hundred Thousand Dollars ($100,000).

                           (c) Each Employee Pension Plan, as most recently
amended, including amendments to any trust agreement, group annuity or insurance contract, or other governing instrument, is or will be (with respect to the recently formed Employee Pension Plans of Castings and CPVC) the subject of a favorable determination letter by the Internal Revenue Service with respect to its qualifications under Code ss.401(a) and such Employee Pension Plan's related trusts are exempt from taxation under Code ss.501(a). Neither the Borrowers nor any Controlled Group Member has an unfulfilled obligation to contribute to any Multiemployer Plan.

                  3.12 Use of Proceeds. The proceeds of the Revolving Credit Facility shall be used for the purposes set forth in Section 2.1(e).

                  3.13 Regulation U. Neither any of the Borrowers nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no Advance or any portion thereof will be used to purchase or carry any margin stock or to reduce or retire any indebtedness incurred for such purpose or to extend credit to others for such purpose.

                  3.14 No Notices; No Violations. Neither any of the Borrowers nor any Subsidiary has received any notice from any federal, state or local authority or any insurance or inspection body to the effect that any of its properties, facilities, equipment or business procedures or practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, judicial or administrative determination, or any other requirements of any such authority or body, and the Borrowers and all Subsidiaries, and all such properties, facilities, equipment, procedures and practices, are in compliance in all material respects with all such laws, ordinances, determinations, regulations and requirements.

                  3.15 Labor. Neither any of the Borrowers nor any Subsidiary is involved in any strike, lock-out, boycott or any other material labor trouble, nor is it involved in labor negotiations, other than in the ordinary course of business of each of the Borrowers' or their Subsidiaries' business as heretofore conducted.

                  3.16 Group Health Plans. The Borrowers and each Subsidiary (a) provide COBRA Continuation Coverage under group health plans for separating employees in accordance with the provisions of Code ss.4980B(f) and (b) are in compliance with the provisions of ss.1862(b)(1) of the Social Security Act.

                  3.17 Material Transactions with Affiliates. Except as set forth in Schedule 3.17, there are no loans, leases, royalty agreements or other agreements, arrangements or other transactions, which are material to the business, operations, or financial condition of any of the Borrowers, between
(a) any of the Borrowers, and (b)(i) any of its respective customers or suppliers, or (ii) any Affiliate. All transactions described in Schedule 3.17 between any of the Borrowers and an Affiliate which is not one of the Borrowers comply with the proviso set forth in Section 6.10.

                  3.18 Environmental Matters. Except as disclosed in the annual audit report of the Borrowers for the fiscal year ended October 30, 1996, in the quarterly financial statements of the Borrowers for the fiscal quarter ended July 31, 1997 on Form 10-Q filed with the Securities Exchange Commission, and on
Schedule 3.18:

                           (a) To the best of the Borrowers' knowledge, the
Premises have never been and are not being used to make, store, handle, treat, dispose of, generate, or transport Hazardous Substances in violation of any applicable law. To the best of the Borrowers' knowledge, there has never been a Release of Hazardous Substances on or from the Premises or any other property owned or used by any of the Borrowers in violation of any applicable law or that caused Contamination, and no Contamination exists on any such property.

                           (b) None of the Borrowers or any Subsidiary has
received any notification, citation, complaint, violation, or notice of any kind from any governmental authority relating or pertaining to the making, storing, handling, treating, disposing, generating, transporting, or Release of any Hazardous Substances, and neither the Borrowers nor any Subsidiary nor any property owned or used by any of the Borrowers or any Subsidiary is under any investigation with respect to any such matters.

                           (c) There are no underground storage tanks on the
Premises or any other property owned or used by any of the Borrowers or any Subsidiary.

                  3.19 Fees. Except for the Agent's Fee and the other Fees, no brokerage commission or similar compensation is due or will become due to any Person by reason of the granting of the Revolving Credit Facility.

                  3.20 Location of Collateral. The Collateral is situated at the locations identified on Schedule 3.20 and the places of business of the Secured Borrowers, together with their "chief executive office" (as defined in the Pennsylvania Uniform Commercial Code) and principal place of business are all listed thereon.

                  3.21 Fictitious Names. The Secured Borrowers do not operate or do business, and have not operated or done business within the five (5) year period preceding the Closing Date, under any assumed, trade or fictitious names, other than as set forth in Schedule 3.21.

                  3.22 Accuracy of Information. All information, reports and other papers and data (including, without limitation, copies of all filings made with governmental authorities) furnished heretofore or contemporaneously herewith by or on behalf of any of the Borrowers to the Agent, the Lenders or any Person furnishing an opinion required to be delivered hereunder for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, is, and all other such information hereafter furnished by or on behalf of the Borrowers to the Agent, the Lenders, or any Person furnishing an opinion required to be delivered hereunder will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading and the Borrowers have notified the Lenders of all events that have occurred since such date that would render such information incomplete or misleading.

                  3.23 No Omissions. Neither this Agreement, any Schedules to this Agreement, nor any Loan Documents required to be delivered pursuant to this Agreement contain or will contain any untrue statement of material fact or omit or will omit to state a material fact required to be stated in order to make such statement, document or other instrument not misleading.

                  SECTION 4. CONDITIONS OF BORROWING.

                  4.1 Initial Advance. As a condition precedent to the Lenders' obligation to make the initial Advance, the following conditions shall all be satisfied:

                           (a) Loan Documents. The Borrowers shall have
delivered or caused to be delivered to the Agent duly executed copies of each of the Loan Documents.

                           (b) Financing Statements. The Secured Borrowers shall
have executed and delivered to the Agent UCC-1 financing statements describing the Collateral in sufficient number for the filing thereof in each filing office as shall have been required by the Agent or the Lenders, which financing statements shall be satisfactory, in form and substance, to the Agent.

                           (c) Borrowers' Authorizations. Each of the Borrowers
shall have delivered to the Agent:

                                    (i) a copy, certified by its Secretary, of
          the resolutions of its Board of Directors authorizing and approving the execution and delivery of and performance under this Agreement and the other Loan Documents, the borrowings provided for hereunder;

                                    (ii) its articles of incorporation,
          certified by its Secretary;

                                    (iii) a good standing or subsistence
          certificate certified by the Secretary of State of the state of its jurisdiction of incorporation as of a date within twenty (20) days of the Closing Date;

                                    (iv) a copy of its By-Laws, as currently in
          effect, certified by its Secretary; and

                                    (v) an incumbency certificate reflecting
          that the officers of the Borrowers who have executed the Loan Documents on their behalf are duly authorized and empowered to do so.

                           (d) Legal Opinions. The law firm of Morgan, Lewis &
Bockius LLP, as legal counsel for the Borrowers, shall have delivered to the Agent a favorable opinion, dated the Closing Date, addressed to the Agent and the Lenders, and satisfactory in form and substance to Agent. The legal opinion furnished to the Agent and the Lenders pursuant to this Section 4.1(d) shall expressly state that the opinions therein set forth may be relied upon by the successors and assigns of the addressees thereof.

                           (e) Representations. The representations and
warranties contained in Section 3 hereof shall be true and correct in all material respects on and as of the Closing Date, and no Event of Default or Default shall be in existence on the Closing Date or shall occur as a result of making any Advance on the Closing Date.

                           (f) Financial Projections. CSC shall have delivered
to the Lenders financial projections on a consolidated basis covering the three
(3) year period subsequent to the Closing Date, which projections shall (i) include the assumptions upon which such projections were prepared, (ii) be in a format which is satisfactory to the Lenders, and (iii) include such supporting documentation and information as the Lenders may request, and (iv) be subject to the review and approval by the Agent and the Lenders.

                           (g) No Material Adverse Change. No event,
circumstance, or occurrence shall have occurred since July 31, 1997 which could reasonably be expected to have a Material Adverse Effect.

                           (h) Required Modifications to Existing Financial
Covenants. The Borrowers shall have furnished to the Agent satisfactory evidence that any and all financial covenants to which any of the Borrowers or Subsidiary is subject under any agreement, document, or instrument relating to pertaining to any of the Permitted Debt in existence as of the Closing Date shall be no more restrictive upon the Borrowers or Subsidiary than the Financial Covenants and, in connection therewith, the Borrowers shall cause any amendments to or modifications of such agreements, documents, and instruments, to be executed and delivered to satisfy the provisions of this Section 4.1(h) (which amendments and modifications shall be satisfactory to the Agent).

                           (i) No Litigation. There is no action, notice, claim,
litigation or proceeding before any court, governmental instrumentality, or administrative agency pending or, to the knowledge of the officers of the Borrowers and their Subsidiaries, threatened against the Borrowers or their Subsidiaries, the outcome of which could reasonably be expected to have, either singly or in the aggregate, a Material Adverse Effect.

                           (j) No Violation. The completion of the transactions
contemplated hereby and by the Loan Documents shall not contravene, violate or conflict with, nor involve the Agent or any Lender in violation of, any law, rule, or regulation applicable to any of them.

                           (k) Intercreditor Agreement. The Agent, CoreStates,
First Union, and the Secured Borrowers shall have entered into an Intercreditor Agreement, pursuant to which, among other things, the Agent (on behalf of the Lenders), CoreStates, and First Union shall agree, among other things, that (i) the Collateral shall also secure the Term Loans, and (ii) the security interests of CoreStates and First Union with respect to the Term Loans shall be on a pari passu basis with the security interest of the Agent with respect to the Obligations, which Intercreditor Agreement shall be satisfactory to the Agent and the Lenders.

                           (l) Legal Matters. All legal matters incident to the
transactions contemplated by this Agreement shall be satisfactory to Stevens & Lee, counsel for the Agent.

                  4.2 Subsequent Advances. As a condition precedent to the Lenders' obligation to make any Advance after the Closing Date, the following conditions shall all be satisfied on the date of such Advance:

                           (a) Material Adverse Change. No material adverse
change shall have occurred in the financial condition, assets, or results of operations of the Borrowers since the date of the most recent financial statements of the Borrowers furnished to the Agent pursuant to Sections 5.1(a) and 5.1(b).

                           (b) No Default. No Default or Event of Default shall
exist on the date of such Advance or shall occur as the result of making such Advance.

                           (c) Representations. Without limiting the generality
of Section 4.2(b), the representations and warranties contained in Section 3 shall be true and correct in all material respects on and as of the date of the making of such Advance with the same effect as if made on and as of such date.

                           (d) No litigation. There is no action, notice, claim,
litigation or proceeding before any court, governmental instrumentality, or administrative agency pending or, to the knowledge of the officers of the Borrowers and their Subsidiaries, threatened against the Borrowers or their Subsidiaries, the outcome of which could reasonably be expected to have, either singly or in the aggregate, a Material Adverse Effect.

                  4.3 Satisfaction of Conditions. The Agent's determination with respect to whether an Advance is required to be made pursuant to the provisions hereof and whether any condition herein described has been satisfied shall be binding upon the Borrowers and the Lenders.

                  SECTION 5.  AFFIRMATIVE COVENANTS.

                  The Borrowers covenant and agree that from and after the Closing Date and so long as any of the Obligations remain outstanding and unpaid, in whole or in part, or the Revolving Credit Facility remains available, the Borrowers will observe the following covenants, unless the Required Lenders shall otherwise consent in writing:

                  5.1 Financial Statements; Reports. The Borrowers will furnish to the Agent:

                           (a) Annual Reports: as soon as available, but in any
event not later than one hundred twenty (120) days after the close of each fiscal year of the Borrowers, the annual audit report of the Borrowers containing consolidated balance sheets of the Borrowers and any Subsidiaries, as at the end of such fiscal year, and related consolidated statements of income, shareholders' equity and cash flows of the Borrowers and any Subsidiaries, for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis and accompanied by an opinion from independent certified public accountants selected by the Borrowers and satisfactory to the Lenders without material exception or qualification and in all respects reasonably satisfactory to the Lenders;

                           (b) Quarterly Reports: as soon as available, but in
any event not later than sixty (60) days after the close of each of the first three (3) fiscal quarters of each fiscal year of the Borrowers, consolidated balance sheets of the Borrowers and any Subsidiaries, as at the end of such quarterly period, and related consolidated statements of income for such quarterly period and statements of cash flows for the period from the end of the preceding fiscal year to the end of such quarterly period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP applied on a consistent basis (subject to normal year-end adjustments and the absence of footnotes thereon);

                           (c) Quarterly Consolidating Work Sheets: Concurrently
with the delivery of those quarterly financial statements required pursuant to
Section 5.1(b), consolidating work sheets of the Borrowers and any Subsidiaries, as at the end of the quarterly period for which financial statements are being furnished under Section 5.1(b), and related consolidating work sheets containing a balance sheet and indicating the income and cash flows of Borrowers and any Subsidiaries for such quarterly period, all in reasonable detail and in a format reasonably acceptable to the Agent;

                           (d) Compliance Certificates: Within sixty (60) days
after the close of each of the first three (3) fiscal quarters of each fiscal year of the Borrowers and within one hundred twenty (120) days after the close of the final fiscal quarter of each fiscal year of the Borrowers, a Compliance Certificate duly executed and completed by the Executive Vice President of Finance and Administration of the Borrowers;

                           (e) Securities Filings: promptly upon sending, making
available, or filing the same, such reports and financial statements as the Borrowers or any Subsidiary shall send or make available to the shareholders of the Borrowers or file with the SEC;

                           (f) Other Reports: promptly after the furnishing
thereof, copies of any statement or report furnished to any other lender to any of the Borrowers or any Subsidiary pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.1; and

                           (g) Other Information: from time to time with
reasonable promptness, such additional financial and other information as the Lenders may reasonably request.

The Borrowers shall furnish the Agent with three (3) copies of all statements and reports furnished to the Agent pursuant to this Section 5.1 in order to expedite the Agent's delivery thereof to the Lenders. As soon as practicable after the Agent's receipt of all statements and reports furnished to the Agent pursuant to this Section 5.1, the Agent shall furnish copies thereof to the Lenders. In addition, although the Borrowers are not required to furnish monthly financial statements to the Agent pursuant to this Section 5.1, if such monthly financial statements are provided to the Agent, the Agent shall, as soon as practicable following its receipt thereof, also furnish copies thereof to the Lenders.

                  5.2 Liabilities. The Borrowers and any Subsidiaries will pay and discharge, at or before their maturity or before they become delinquent, as the case may be, all of their respective obligations and liabilities (including, without limitation, tax liabilities and all employee wages as provided in the Fair Labor Standards Act, 29 U.S.C. ss.ss.206-207 and any successor statute), except (i) those obligations and liabilities which may be contested in good faith, and for which adequate reserves are maintained in accordance with GAAP,
(ii) trade payables which, in the ordinary course of the Borrowers' business and in accordance with industry practice, are repaid after the stated due date thereof but prior to the commencement of any enforcement action against the Borrowers as a result of such failure to pay on the due date and for which a reserve is not required to be maintained in accordance with GAAP.

                  5.3      ERISA.

                           (a) Each of the Borrowers will furnish to the Lenders
(i) within thirty (30) days after it has reason to know that it or any Controlled Group Member has incurred any Withdrawal Liability in excess of One Hundred Thousand Dollars ($100,000) (either singly or in the aggregate), or that any Multiemployer Plan is in Reorganization or that any Reportable Event has occurred with respect to any Employee Pension Plan or that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such Withdrawal Liability, Reorganization, Reportable Event, termination or appointment proceedings and the action which it (or the Multiemployer Plan sponsor or Employee Pension Plan sponsor other than the Borrower) proposes to take with respect thereto, together with a copy of any notice of Withdrawal Liability or Reorganization given to any of the Borrowers or any Controlled Group Member and a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to any of the Borrowers or any of its Controlled Group Members; and (ii) promptly after receipt thereof, a copy of any notice to any of the Borrowers or any of its Controlled Group Members or the sponsor of any Employee Pension Plan received from PBGC or the Internal Revenue Service which sets forth or proposes any action or determination with respect to such Employee Pension Plan.

                           (b) Each of the Borrowers will also notify Lenders of
(i) any excise taxes which have been assessed or which any of the Borrowers or any of its Controlled Group Members have reason to believe may be assessed against any of the Borrowers or any of its Controlled Group Members by the Internal Revenue Service with respect to any Employee Pension Plan or Multiemployer Plan or (ii) any revocation of qualification under Code ss.401 which has occurred or which any of the Borrowers or any of its Controlled Group Members have reason to believe may occur with respect to any Employee Pension Plan or Multiemployer Plan, which in the case of either of clauses (i) or (ii) of this Section 5.3(b), either singly or in the aggregate, could reasonably be expected to result in liability to any of the Borrowers in excess of One Hundred Thousand Dollars ($100,000).

                  5.4 Notices. The Borrowers will give notice in writing to the Agent as soon as possible, but in any event within five (5) days, after the occurrence of any of the following:

                           (a) any Event of Default or Default;

                           (b) any event of default or similar occurrence under
any instrument or other agreement of any of the Borrowers or any Subsidiary entitling any Person to accelerate the maturity of any obligation of any of the Borrowers or any Subsidiary or to exercise any other remedy against any of the Borrowers or such Subsidiary, which could reasonably be expected to result in the occurrence of an Event of Default or have a Material Adverse Effect;

                           (c) any strike, lock-out, boycott or any other
material labor trouble, which could reasonably be expected to have a Material Adverse Effect;

                           (d) the commencement of any litigation, proceeding or
dispute affecting any of the Borrowers or any Subsidiary, or any dispute between any of the Borrowers or any Subsidiary, and any Person, if such litigation, proceeding or dispute could reasonably be expected to materially interfere with the normal business operations of any of the Borrowers or any Subsidiary, or, if resolved other than in the favor of the Borrowers or any Subsidiary, such litigation, proceeding or dispute could reasonably be expected to have a Material Adverse Effect;

                           (e) any event, circumstance, or occurrence which
could reasonably be expected to have a Material Adverse Effect; or

                           (f) any change in the Chief Executive Officer or the
Chief Financial Officer of CSC.

                  5.5      Environmental Matters; Compliance with Laws.

                           (a) The Borrowers shall:

                                    (i)  immediately notify the Lenders (and any
         other person that any Borrower or any Subsidiary is required to notify pursuant to any applicable laws) once any of the Borrowers or Subsidiary is aware of a Release or threatened Release of Hazardous Substances on or from any of the Premises owned or used by any of the Borrowers or any Subsidiary which might cause Contamination;


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




                                    (ii) immediately notify the Lenders once any
          of them become aware that an environmental investigation or clean-up proceeding is instituted by any Person in connection with any such Premises;

                                    (iii) to the extent required by applicable
          law, comply with and assist any such environmental investigation and clean-up proceeding;

                                    (iv) promptly execute and complete any
          Remedial Actions necessary to ensure that such Premises are in compliance, in all material respects, with all applicable laws and free from Contamination, and to ensure that no environmental liens or encumbrances are levied against or exist with respect to such Premises, and provide the Lenders with a certification from each agency having jurisdiction with respect thereto that such Remedial Actions have been completed to all such agencies' satisfaction;

                                    (v) immediately notify the Lenders of any
          citation, notification, complaint, or violation which any of the Borrowers or any Subsidiary receives from any Person which relates to or pertains to the making, storing, handling, treating, disposing, generating, transporting or Release of any Hazardous Substances and which, either singly or in the aggregate, could reasonably be expected to (A) result in liability to any of the Borrowers in excess of One Hundred Thousand Dollars ($100,000) or (B) have a Material Adverse Effect; and

                                    (vi) comply, and cause all properties,
          assets, and operations owned or used by any of the Borrowers or any Subsidiary to comply, in all material respects, with all applicable federal, state, local and other environmental, zoning, occupational safety, health, employment, discrimination, labor and other laws and regulations.

                           (b) If the Borrowers shall fail to fully execute and
complete any requisite Remedial Action, the Lenders may, but shall not be obligated to, make Advances toward performance or satisfaction of such Remedial Actions.

                           (c) If the Agent or any Lender acquires equitable or
legal title to any of the Premises hereunder or under the Loan Documents, the Agent and the Lenders do not accept and shall not bear (nor shall any assignee or transferee of the Agent or any Lender accept or bear) any responsibility for any Hazardous Substances in or about the Premises or for the actual or threatened Release thereof from the Premises. No provisions of the Loan Documents shall be interpreted to absolve or release the Borrowers or any Subsidiary from any liability or responsibility which they may have to any Person, under any local, state or federal statute or regulation, for Remedial Actions with respect to any such Hazardous Substances or for the actual or threatened Release of any such Hazardous Substances.

                           (d) The Borrowers shall defend, indemnify the Agent
and Lenders, and hold the Agent and Lenders harmless from and against all loss, liability, damage, cost, and expense, including without limitation, reasonable attorneys' fees, fines, or other civil and criminal penalties or payments, for failure of the Premises, or any other operations, assets or property owned or used by the Borrowers or their Subsidiaries to comply in all respects with all environmental and other laws, caused, in whole or in part, regardless of fault, by the Borrowers, by any Subsidiary, or by any past, present or future owner, occupier, tenant, subtenant, licensee, guest or other person (except the Agent or any Lender). The provisions of this Section 5.5(d) shall survive repayment of the Obligations, termination of the Revolving Credit Facility, and foreclosure on and sale of such properties hereunder or otherwise. The Borrowers shall remain liable hereunder regardless of any other provisions hereof which may limit the Borrowers' liability.

                           (e) All sums advanced or paid by the Agent or the
Lenders under this Section 5.5, including sums so advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, and including, without limitation, reasonable attorneys' fees, fines, or other penalties or payments, and all of the Borrowers' obligations to defend, indemnify and hold harmless the Agent and the Lenders, shall be deemed to be Advances under the Revolving Credit Facility and shall be at once repayable. The Borrowers' obligations with respect thereto shall be evidenced by the Revolving Credit Note, and shall bear interest at the Default Rate.

                  5.6 Corporate Existence; Properties. The Borrowers will notify the Agent and the Lenders prior to any change of name of any of the Borrowers or any Subsidiary (provided that at least thirty (30) days' advance notice shall be required if the name change involves any of the Secured Borrowers) and will maintain, and cause each Subsidiary to maintain:

                           (a) their corporate existence and their qualification
to do business and good standing in each jurisdiction where the failure to be so qualified or in good standing could reasonably be expected to materially and adversely affect the business, operations, or financial condition of any of the Borrowers;

                           (b) all licenses, permits and other authorizations
necessary for the ownership and operation of their properties and businesses;
and

                           (c) their assets and properties (including all of the
Collateral) in good repair, working order and condition and make all necessary or appropriate repairs, renewals, replacements and substitutions, so that the value and efficiency of all such assets and properties shall at all times be properly preserved and maintained.

                  5.7      Insurance.

                           (a) The Borrowers and each Subsidiary shall carry at
all times, in coverage, form and amount reasonably satisfactory to the Agent, hazard insurance (with fire, extended and vandalism and malicious mischief coverage and coverage against such other hazards as are customarily insured against by companies in the same or similar business), commercial general liability insurance, worker's compensation insurance, comprehensive automobile liability insurance, and such other insurance as the Agent or the Required Lenders may from time to time reasonably require, and pay all premiums on the policies for such insurance when and as they become due and do all other things necessary to maintain such policies in full force and effect. The Borrowers shall from time to time, upon request by the Agent or any Lender, promptly furnish or cause to be furnished to the Agent or such Lender evidence, in form and substance satisfactory to the Agent, of the maintenance of all insurance required to be maintained by this Section 5.7 including, but not limited to, such originals or copies, as the Agent or such Lender may request, of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

                           (b) The Secured Borrowers shall cause all hazard
insurance policies and any policies insuring the inventory and equipment covered by the Security Agreement to provide, and the insurers issuing such policies to certify to the Agent, that:

                                    (i) the interest of the Agent shall be
          insured regardless of any breach or violation by the Secured Borrowers or the holder or owner of the policies of any warranties, declarations or conditions contained in such policies;

                                    (ii) if such insurance be proposed to be
          cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective, as to the Agent, until thirty (30) days after Agent's receipt of such notice, unless the effect of such change is to extend or increase coverage under the policy;

                                    (iii) the Agent will have the right, at its
         election, to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default; and

                                    (iv) loss payments in each instance will be
         payable to the Agent as lender loss payee.

                  5.8 Books and Records. The Borrowers will maintain, and will cause each Subsidiary to maintain, accurate and complete records and books of account with respect to all of their operations in accordance with GAAP, and will permit, and will cause each Subsidiary to permit, officers or representatives of the Agent and the Lenders to examine and make excerpts from such books and records and to visit and inspect their properties, both real and personal (including, without limitation, the Collateral), at all reasonable times.

                  5.9 Adjusted Current Ratio. The Borrowers and their Subsidiaries will maintain, on a consolidated basis, an Adjusted Current Ratio of not less than 1.00:1.00 as at the close of each fiscal quarter.

                  5.10 Funded Debt To Total Capitalization. The Borrowers and their Subsidiaries will maintain, on a consolidated basis, a ratio of Funded Debt to Total Capitalization of not greater than .65:1.00 as at the close of each fiscal quarter.

                  5.11 Minimum Cash and Investments. The Borrowers and their Subsidiaries will maintain, on a consolidated basis, cash and Investments of the type described in Sections 6.3(b) and 6.3(c) of not less than Ten Million Dollars ($10,000,000) in the aggregate at all times.

                  5.12 Tangible Net Worth. The Borrowers and their Subsidiaries will maintain, on a consolidated basis, Tangible Net Worth of not less than the Minimum Tangible Net Worth Amount.

                  5.13 Group Health Plans. The Borrowers will comply, and cause each Subsidiary to comply, in all material respects with the group health plan COBRA Continuation Coverage requirements of Code ss.4980B(f) and with all provisions of ss.1862(b)(1) of the Social Security Act. The Borrowers will furnish to Lenders, as soon as possible and in any event within thirty (30) days after any of the Borrowers knows or has reason to know, notice that the Borrowers or any Subsidiary is not in compliance with any provision of Code ss.4980B(f) or ss.1862(b)(1) of the Social Security Act.

                  5.14 Lender's Lien. The Secured Borrowers grant to each Lender, as additional collateral security for the prompt payment and satisfaction of the Obligations, a lien upon and security interest in any and all deposit and other accounts of the Secured Borrowers with the Lenders and any other debts or obligations that the Lenders may owe to the Borrowers from time to time.

                  5.15 Joinder by Future Subsidiaries. The Borrowers jointly and severally covenant and agree to cause any Subsidiary of any Borrower (other than the Excluded Subsidiaries) to execute and deliver a joinder or similar document (a "Joinder"), in the form of Exhibit "C" attached hereto, pursuant to which such Subsidiary shall (i) join in and become a party (as a Borrower) to this Agreement and the other Loan Documents for the purpose of making the representations, warranties, covenants, and agreements of the Borrowers hereunder and thereunder as if it were an original party hereto and thereto, and
(ii) join in and become a party (as a Secured Borrower) to the Security Agreement, pursuant to which such Subsidiary shall, as security for Obligations, grant to the Agent a perfected security interest in the types of Collateral covered thereby in accordance with the lien priority provisions thereof. In connection with the provisions of this Section 5.15, the Borrowers shall cause each such Subsidiary which is required to execute and deliver a Joinder to execute and deliver any and all additional agreements, documents, and instruments (including, without limitation, a separate joinder to the Security Agreement and UCC-1 financing statements) which the Lender may reasonably request in order to effectuate the intent and purposes of this Section 5.15.

                  5.16 Cross-Guaranty by Borrowers. Without limiting the effect of the Borrowers' joint and several responsibility for the repayment and satisfaction of the Obligations, each of the Borrowers also hereby jointly and severally unconditionally guarantees and becomes surety for the prompt payment of all principal, interest, and other sums due and owing with respect to or in connection with the Obligations, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and the due and punctual performance of all duties, obligations, and liabilities of each Borrower Loan Documents. Each of the Borrowers covenants and agrees that its duties and obligations under this Section 5.16 shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity , irregularity, or unenforceability of any provision of any Loan Document.

                  5.17 Satisfactory Management. The Borrowers acknowledge that the Lender is relying upon the abilities of the Borrowers' senior executive management as a material inducement for the Lender to enter into this Agreement. Therefore, the Borrowers shall not cause or permit either of George G. Meyer or Albert T. Sabol to cease to be active in the Borrowers' senior executive management for any reason.

                  5.18 Location of Business. The Borrowers will provide thirty
(30) days' advance written notice to the Agent and the Lenders of any change in the location of any place of business of any of the Secured Borrowers, whether the establishment of a new place of business or the discontinuance of a present place of business.

                  5.19 Location of Collateral. All of the Collateral will at all times be situated at the locations identified in Schedule 3.20, and the Borrowers will provide the Agent and the Lenders with at least thirty (30) days' advance written notice prior to any change in such locations, except for (i) the temporary movement of equipment of the Secured Borrowers in the ordinary course of their business in connection with the repair and maintenance thereof so long as (A) no Event of Default has occurred and (B) the aggregate fair market value of any such equipment which is not situated at the locations identified in
Schedule 3.20 by reason of the foregoing does not, at any time, exceed One Hundred Thousand Dollars ($100,000), (ii) the temporary movement of inventory of the Secured Borrowers which is necessary for the storage of excess inventory in the ordinary course of their business so long as (A) concurrent written notice is provided to the Agent, except in cases involving the movement of inventory which, either individually or in the aggregate, has a value in excess of Five Hundred Thousand Dollars ($500,000), in which latter event at least three (3) Business Days' advance written notice thereof shall be required, and (B) no Event of Default has occurred, and (iii) establishment by the Secured Borrowers of new locations of Collateral in which case notice thereof shall be required concurrently therewith.

                  5.20 Landlord's Waivers. The Borrowers shall use their best efforts to cause all landlords, warehousemen, and operators of facilities at which any of the Collateral is located to execute and deliver a waiver to the Agent, pursuant to which such Person subordinates and waives, in favor of the Agent, any and all right such Person may at any time have or acquire in and to the Collateral, which waiver shall be satisfactory, in form and substance, to the Agent.

                  5.21 The Federal Assignment of Claims Act. The Borrower shall notify the Lender if any accounts receivable of the Secured Borrowers in excess of One Hundred Thousand Dollars ($100,000) arise out of contracts with the United States of America, or any department, agency or instrumentality thereof (collectively, the "Government Receivables"), and shall execute any and all documents or instruments and shall take any and all steps or actions required by the Agent or any Lender so that all monies due or to become due under such contract will be assigned to the Agent in accordance with the Security Agreement and notice given thereof to the United States in accordance with the requirements of the Federal Assignment of Claims Act, as amended. Notwithstanding the foregoing, upon and after the occurrence of any Event of Default, the Borrowers shall notify the Agent of all Government Receivables regardless of the amount thereof in addition to complying with the other provisions of this Section 5.21.

                  SECTION 6. NEGATIVE COVENANTS.

                  The Borrowers covenant and agree that from and after the Closing Date and so long as any of the Obligations remain outstanding and unpaid, in whole or in part, or the Revolving Credit Facility remains available, the Borrowers will observe the following covenants unless the Required Lenders shall otherwise consent in writing:

                  6.1 Debt. The Borrowers will not, nor will they permit any Subsidiary (other than Spraysafe) to, create, incur, assume or suffer or permit to exist any Debt, including indebtedness for borrowed money or any indebtedness constituting the deferred portion of the purchase price of any property, except:

                           (a) the Obligations;

                           (b) Debt to suppliers and other trade creditors
incurred in the ordinary course of business by a Borrower or any Subsidiary;

                           (c) Debt constituting the deferred purchase price of
equipment purchased or acquired as permitted by Section 6.2(b) so long as no Default or Event of Default has occurred or would be caused by the incurrence thereof;

                           (d) Debt in existence on the Closing Date and
described on Schedule 6.1(d), and so long as no Default or Event of Default has occurred or be caused thereby, any renewals, extensions, or refinancings thereof, provided that, (i) advance written notice thereon is furnished to the Agent, and (ii) the unpaid principal balance thereof is not increased in connection with any such renewal, extension, or refinancing and any such renewal, extension or refinancing;

                           (e) so long as no Default or Event of Default has
occurred or would be caused thereby, (i) Inter-Company Debt in existence as of the Closing Date (and described on Schedule 6.1(e)) and subject to the terms, conditions, and restrictions of the Subordination Agreement, and (ii) InterCompany Debt incurred after the Closing Date so long as the parties involved in connection with the transaction whereby such Inter-Company Debt is issued shall execute and deliver a joinder to the Subordination Agreement (in form and substance satisfactory to the Agent), pursuant to which such Inter-Company Debt shall be subject to the terms, conditions, and restrictions of the Subordination Agreement;

                           (f) Subordinated Debt so long as no Default or Event
of Default has occurred or would be caused the incurrence thereof;

                           (g) Debt in the form of unsecured revolving lines of
credit under which (i) trade letters of credit and bankers' acceptance may be issued, and (ii) the maximum credit availability thereunder does not exceed Ten Million Dollars ($10,000,000) in the aggregate; and

                           (h) in the event that the Brown Brothers Loan is
repaid in full after the Closing Date, and so long as no Default or Event of Default has occurred or would be caused by the incurrence thereof, term Debt in a principal amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000) incurred by CPVC to repay or replace the Brown Brothers Loan (the "Brown Brothers Replacement Loan"); provided, however, CPVC and the other Borrowers shall have first provided the Lenders with a reasonable opportunity to provide the Brown Brothers Replacement Loan through a term loan facility to be made available to the Borrowers pursuant to a modification hereto and on terms and conditions which are mutually satisfactory to the Lenders, the Agent, and the Borrowers.

                  6.2 Liens. The Borrowers (other than Spraysafe and its Subsidiaries) will not, nor will they permit any Subsidiary to, create, assume, or suffer to exist, any Lien of any kind upon any of its assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, except:

                           (a) the liens and security interests created or
permitted by the Security Documents;

                           (b) purchase money Liens on and security interests in
equipment acquired after the Closing Date securing Debt incurred in the ordinary course of business in an aggregate amount which does not exceed Five Million Dollars ($5,000,000) at any one time outstanding, provided that such Liens and security interests attach only to the equipment so acquired and do not encumber any other property of any Borrower or any Subsidiary;

                           (c) those Liens in existence on the Closing Date and
described in Schedule 6.2(c);

                           (d) (i) cash collateral provided by CPVC to Brown
Brothers as security for the Brown Brothers Loan, as contemplated by Section 2.1(e)(ii)(2), and (ii) Liens identical to the Brown Brothers Liens and Liens encumbering any other assets of CPVC, as security for the Brown Brothers Replacement Loan;

                           (e) Liens for taxes not yet payable or being
contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Borrowers or a Subsidiary;

                           (f) mechanics', materialmen's, warehousemen's,
carriers' or other like Liens arising in the ordinary course of business of the Borrowers or any Subsidiary, arising with respect to obligations which are not overdue for a period longer than thirty (30) days or which are being contested in good faith by appropriate proceedings, and for which adequate reserves have been provided on the books of the Borrowers or a Subsidiary;

                           (g) deposits or pledges to secure the performance of
bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of business by the Borrowers or any Subsidiary;

                           (h) other encumbrances consisting of zoning
restrictions, easements, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which, in the aggregate, do not materially detract from the value of the business, properties or assets of the Borrowers or any Subsidiary; and

                           (i) judgment and other similar Liens arising in
connection with court proceedings, provided the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings promptly initiated and diligently conducted and adequate reserves have been established with respect thereto and which do not adversely affect the priority of the Agent's security interest in any of the Collateral.

                  6.3 Investments and Advances. The Borrowers will not, nor will they permit any Subsidiary (other than Spraysafe) to, make or suffer to exist any Investment (by way of transfer of property, contribution to capital, purchase of stock, securities, partnership or other ownership interests or evidence of indebtedness, acquisition of the business or assets or otherwise) in, or make or suffer to exist any advances or loans to, any Person (including a Borrower or any Subsidiary), except that:

                           (a) the Borrowers and the Subsidiaries (other than
CSC Finance Company and CSC Investment Company) may extend trade credit under usual and customary arm's length terms in the ordinary course of business;

                           (b) the Borrowers and the Subsidiaries may purchase
and own marketable direct obligations of the United States of America or any agency thereof, marketable obligations directly and fully guaranteed by the United States of America and certificates of deposit issued by the Lenders or by any other bank with a shareholders' equity of at least $50,000,000 organized under the laws of the United States of America or any state thereof, provided that such obligations and certificates of deposit have a maturity of two (2) years or less;

                           (c) the Borrowers and the Subsidiaries may purchase
and own any marketable security that is rated (i) BBB or better by Standard & Poor's, a Division of McGraw Hill Companies, or (ii) bbb or better by Moody's Investors Service;

                           (d) the Borrowers may incur Inter-Company Debt on the
terms and subject to the conditions of Section 6.1(e);

                           (e) capital contributions may be made by any
Subsidiary to a Borrower;

                           (f) capital contributions may be made by a Borrower
to a Subsidiary in accordance with the provisions of Schedule 6.3(f) so long as no Default or Event of Default has occurred or would be caused thereby; and

                           (g) The Borrowers and their Subsidiaries may dispose
of assets to the extent permitted pursuant to the provisions of Section 6.5.

                  6.4 Mergers, Consolidations. The Borrowers will not, nor will they permit any Subsidiary to, enter into any transaction of merger or consolidation, except that:

                           (a) any Subsidiary may be merged into any of the
Borrowers if the Borrower or any Co-Borrower, as appropriate, shall be the surviving corporation; and

                           (b) any Subsidiary which is not one of the Borrowers
may be merged into or consolidated with any other Subsidiary which is not one of the Borrowers;

provided that at least ten (10) days' advance written notice of such transaction is provided to the Agent and the Lenders (together with copies of all documentation relating thereto) and, after giving effect thereto, the Borrowers and the Subsidiaries shall be in compliance with all the terms of this Agreement and no Default or Event of Default hereunder shall have occurred and be continuing.

                  6.5 Disposition of Assets. The Borrowers will not, nor will they permit any Subsidiary to, liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, pledge, or otherwise transfer or dispose of all or substantially all of its properties, assets or business except that (i) any Subsidiary may be liquidated or dissolved in connection with a merger or consolidation permitted by Section 6.4, and

(ii) the Borrowers and their Subsidiaries may sell inventory in the ordinary course of their respective business.

                  6.6 Disposition of Accounts. The Borrowers will not, nor will they permit any Subsidiary to, sell, discount or otherwise dispose of its notes, accounts, chattel paper, documents, general intangibles or instruments except to or with the Agent or the Lenders hereunder.

                  6.7 Guaranty Obligations; Letters of Credit/Bankers' Acceptances.

                           (a) Except as set disclosed in the annual report of
the Borrowers for the fiscal year ended October 31, 1996, in the quarterly financial statements of the Borrowers for the fiscal quarter ended July 31, 1997 on Form 10-Q filed with the Securities Exchange Commission, and on Schedule 6.7(a), the Borrowers will not, nor will they permit any Subsidiary to, become or remain liable, directly or indirectly, in connection with any Guaranty Obligations, letters of credit, bankers' acceptances, or similar obligations, except for trade letters of credit and bankers' acceptances issued after the Closing Date for the account of any Borrower or Subsidiary in the ordinary course of their business under the Permitted Debt described in Section 6.1(g).

                           (b) Except for those liabilities of the type set
forth in the consolidating balance sheets of the Borrower and their Subsidiaries for the fiscal quarter ending July 31, 1997, the Borrowers will not permit CSC Finance Company or CSC Investment Company to create, incur, assume, or suffer or permit to exist any liability (fixed or contingent).

                  6.8 Sales and Lease-Backs. The Borrowers will not, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person, whereby the Borrowers or any Subsidiary shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Borrowers or such Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  6.9 Continuance of Business. The Borrowers will not, nor will they permit any Subsidiary to, engage in any line of business other than those in which the Borrowers or any such Subsidiary is actively engaged on the Closing Date and in the manufacture and distribution of products involving or relating to fire protection.

                  6.10 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrowers will not, nor will they permit any Subsidiary to, directly or indirectly:

                           (a) make any investment in, or loan or advance to, an
Affiliate;

                           (b) transfer, sell, lease, assign or otherwise
dispose of any assets to an Affiliate;

                           (c) merge into or consolidate with or purchase or
acquire assets from an Affiliate; or

                           (d) enter into any other transaction directly or
indirectly with or for the benefit of any Affiliate (including, without limitation, any guarantees or assumptions of obligations of an Affiliate);

provided that (i) Borrowers and any Subsidiary may enter into any transaction with an Affiliate for the leasing of property, the rendering or receipt of services or the purchase or sale of assets in the ordinary course of business for a consideration which is substantially as advantageous to Borrowers or such Subsidiary as the consideration which it would obtain in a comparable arm's length transaction with a Person not an Affiliate, and (ii) royalty payments due and owing under the trademark license agreement between Central Sprinkler and CSC Finance Company referred on Schedule 3.7 are permitted.

                  6.11 Handling of Hazardous Substances. The Borrowers will not permit, nor will they permit any Subsidiary to, use in its business or operations, or produce as a result or as a by-product of its business or operations, or store or hold at any site or location at which it conducts its business or operations, or at any other property, any Hazardous Substance unless the Borrower or Subsidiary strictly and fully complies with all requirements of any applicable law, regulation, decision or edict relating to the special handling, collection, storage, treatment, disposal, or transportation of such Hazardous Substance. The Borrowers will not, nor will they permit any Subsidiary to, permit the Release or threatened Release of any Hazardous Substance on or from their respective properties which might cause Contamination.

                  6.12 Use of Proceeds. The Borrowers will not, nor will they permit any Subsidiary to, directly or indirectly, apply any part of the proceeds of the Advances to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

                  6.13 Removal and Protection of Collateral. Except as otherwise permitted under Section 5.19, the Borrowers will not, nor will they permit any Subsidiary to, remove (other than in the ordinary course of business as permitted hereunder) any of the Collateral from the place of business where presently located, nor permit the value of any Collateral to be impaired or any equipment of the Secured Borrowers to become a fixture or an accession to other goods.

                  SECTION 7. EVENTS OF DEFAULT, REMEDIES.

                  7.1 Events of Default. The following shall constitute Events of Default:

                           (a) Non-Payment. (i) Failure by the Borrowers to pay
the principal of or accrued interest on the Revolving Credit Note or any other instrument evidencing any Obligation within one (1) day following written notice from the Agent or any Lender (provided that such notice shall only be required if payments of principal and interest are being automatically charged to the Borrowers' deposit account(s) maintained with the Agent), or (ii) the failure of the Borrowers or any Subsidiary to pay any other amount payable to Agent or the Lenders, whether under this Agreement or otherwise, within three (3) days after written notice from the Agent or any Lender.

                           (b) Falsity of Representations and Warranties. Any
representation or warranty made by the Borrowers in this Agreement or in any other Loan Document or in any certificate, financial or other written statement furnished at any time under or in connection with this Agreement or any other Loan Document shall be false or misleading in any material respect on the date when made or deemed so made on the date when made.

                           (c) Failure to Perform Certain Covenants. Failure by
the Borrowers to observe or perform any other covenants, conditions or provisions contained in this Agreement or in any other Loan Document, provided that, except with respect to a violation of any of the Financial Covenants or
Section 6, such failure shall continue for a period of fifteen (15) days after the earlier of (i) written notice thereof from the Agent to the Borrowers, or
(ii) the date on which an executive officer of any of the Borrowers knew, or should have known, of such failure or if such failure could not be cured by the Borrowers due to circumstances beyond the Borrowers' control within such fifteen
(15) day period, such longer period necessary for the Borrowers to cure such failure (in no event to exceed a total of thirty (30) days from the


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



earlier of the dates referred to in the foregoing clauses (i) or (ii)) so long as the Borrowers are diligently and in good faith taking all necessary steps to cure such failure.

                           (d) Default Under Other Obligations. The Borrowers or
any Subsidiary:

                                    (i) defaults in any payment of principal of
         or interest on any Funded Debt; or

                                    (ii) defaults in the performance of any
         other agreement, term or condition contained in any other obligation or in any agreement relating thereto involving, either singly or in the aggregate, an amount or having a value in excess of One Million Dollars ($1,000,000), if the effect, with respect to either of clauses (i) or (ii), of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to then cause, such obligation to become due prior to its stated maturity.

                           (e) Voluntary Bankruptcy, Etc. The commencement by
any of the Borrowers or any Subsidiary of a voluntary case under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any of the Borrowers or any Subsidiary or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of any of the Borrowers or any Subsidiary generally to pay its debts as such debts become due, or the taking of corporate action by any of the Borrowers or any Subsidiary in furtherance of any of the foregoing.

                           (f) Involuntary Bankruptcy, Etc. The entry of a
decree or order for relief by a court having jurisdiction in the premises in respect of any of the Borrowers or any Subsidiary in an involuntary case under the Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any of the Borrowers or any Subsidiary or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) days.

                           (g) ERISA.

                                    (i) (A)(1) Any Employee Pension Plan is
         terminated within the meaning of Title IV of ERISA, or (2) a trustee is appointed by the appropriate United States District Court to administer any Employee Pension Plan, or (3) the PBGC institutes proceedings to terminate any Employee Pension Plan, or (4) any Reportable Event occurs which the Required Lenders determine in good faith indicates a substantial likelihood that an event described in (1), (2), or (3) above will occur, or (5) any Borrower or any of its Controlled Group Members incur any Withdrawal Liability with respect to any Multiemployer Plan or (6) any Multiemployer Plan enters Reorganization, and (B) with respect to events described in (1)-(5) above, only, the benefit commitments (within the meaning of ERISA ss.4001(a)(16)), exceed the market value of the assets in the fund under the Employee Pension Plan by, five percent (5%) or more of the Borrowers' or its Controlled Group Members' tangible net worth;

                                    (ii) there occurs any Accumulated Funding
         Deficiency with respect to any Employee Pension Plan and the Borrowers or any of its Controlled Group Members fails to correct such Accumulated Funding Deficiency prior to the end of the taxable period within the meaning of Code ss.4971(c)(3); or

                                    (iii)    any Employee Pension Plan loses its
         tax-qualified status; provided that, in the case of clauses (i), (ii), and/or (iii) of this Section 7.1(g), no Event of Default shall be deemed to have occurred under this Section 7.1(g) unless the Borrowers have incurred or could reasonably be expected to incur liability involving an amount which exceeds One Hundred Thousand Dollars ($100,000) in the aggregate.

                           (h) Default Under Other Documents. An "Event of
Default" or similar event shall have occurred and be continuing under any other Loan Document.

                           (i) Material Adverse Change. The Lenders in good
faith believe that the prospect of timely repayment of the Obligations to be materially impaired by reason of any event, condition, fact, law change, or circumstance which could reasonably be expected to have a Material Adverse Effect.

                           (j) Unenforceability. (i) Any material provision of
any of the Loan Documents shall at any time for any reason cease to be a valid and binding obligation of any of the Borrowers, or shall be declared to be null and void and, in either such event, of the Borrowers cannot or will not enter into substantially identical documents which in the judgment of the Agent will constitute binding obligations of the Borrowers, or (ii) the validity or enforceability thereof shall be contested by any of the Borrowers or any governmental agency or authority, or any of the Borrowers shall deny that it has any further liability or obligation under any Loan Document to which it is a party.

                           (k) Security Interests. Any Security Document shall,
for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, a first-priority Lien on or security interest in any of the Collateral purported to be covered thereby.

                           (l) Judgments. A final judgment or judgments in
excess of Five Hundred Thousand Dollars ($500,000) (other than judgments, the Borrowers' liability with respect to which has been acknowledged in writing by the Borrowers' insurance company as being unconditionally covered by insurance), either singly or in the aggregate, for the payment of money shall be rendered by a court of record against any of the Borrowers and the Borrowers shall not discharge such judgment or provide its discharge in accordance with its terms, or procure a stay of execution thereof, within thirty (30) days from the date of the entry of the judgment and within such period of thirty (30) days, the execution of such judgment shall have been stayed, appeal therefrom shall have been made by the Borrowers and the execution thereof shall have been stayed during such appeal period.

                           (m) Change in Executive Officers. Without limiting
the generality of Section 5.17, the Agent shall have the right to declare an Event of Default under this Section 7.1(m) in the event that (i) George G. Meyer is no longer the Chief Executive Officer of CSC, or (ii) Albert T. Sabol is no longer the Chief Financial Officer of CSC.

                           (n) Reserves; Loss Contingencies. The Borrowers are
required, at any time, to accrue, reflect, or reserve, as a liability, expense, and/or charge on their financial statements, an amount in excess of Five Million Dollars ($5,000,000), whether individually or in the aggregate, as a result of any event, circumstance, occurrence, or Loss Contingency (including, without limitation, litigation involving any of the Borrowers), whether such event, circumstance, occurrence, or Loss Contingency existed or arose prior to or after the Closing Date.

                  7.2      Acceleration.

                           (a) Upon the occurrence of an Event of Default
specified in Sections 7.1(a) through 7.1(d), and 7.1(g) through 7.1(n), the Agent shall, upon the request and direction of the Required Lenders, by written notice to Borrowers, terminate immediately and irrevocably the Revolving Credit Facility, the Revolving Credit Commitment, and any other obligation of the Lenders to make any Advances to or for the account of the Borrowers or any of their Affiliates, and declare the Revolving Credit Note, and all other instruments evidencing the Obligations to be due and payable, whereupon the principal amount of the Revolving Credit Note and all outstanding Obligations, together with accrued interest thereon and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

                           (b) Upon the occurrence of an Event of Default
specified in Sections 7.1(e) or 7.1(f), the Revolving Credit Facility and the Revolving Credit Commitment, and any other obligation of the Lenders to make any advances to or for the account of the Borrowers or any of their Affiliates, shall automatically and immediately terminate and the unpaid principal balances of, all accrued, unpaid interest on, and all other sums payable with regard to, the Revolving Credit Note and all instruments evidencing the Obligations shall automatically and immediately become due and payable, in all cases without any action on the part of the Lenders.

                  7.3 Exercise of Rights and Remedies by Agent. Subject in all respects to the provisions of Section 8, the Agent shall take such action with respect to any Default or Event of Default as shall be reasonably directed in writing by the Required Lenders provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall reasonably deem advisable in the best interest of the Lenders.

                  7.4 Right of Setoff. Upon the occurrence of a Default or an Event of Default, the Lenders shall have the right, in addition to all other rights and remedies available to them, to set off against the unpaid balance of the Obligations, any debt owing to the Borrowers by the Lenders and any funds in any deposit account maintained by the Borrowers with the Lenders.

                  7.5 No Marshalling, Etc., Required. If an Event of Default shall have occurred and be continuing, neither the Agent nor the Lenders shall be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and the Borrowers waive, to the fullest extent that they lawfully can, (a) any right they might have to require the Lenders to pursue any particular remedy before proceeding against them, and (b) any right to the benefit of, or to direct the application of the proceeds of any of the Collateral until the Obligations have been paid in full.

                  7.6 Remedies Cumulative. The Agent and the Lenders may exercise any of their rights and remedies set forth in this Agreement and the other Loan Documents. The remedies of the Agent and the Lenders shall be cumulative and concurrent, and may be pursued singly, successively, or together, at their sole discretion, and may be exercised as often as the occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

                  7.7 Allocation of Payments After Event of Default. Notwithstanding any other provision of this Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Loan Documents shall be paid over or delivered as follows:

                           FIRST, to the payment of all out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Agent and the Lenders under the Loan Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the Security Documents or this Agreement;

                           SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Loan Documents;

                           THIRD, to payment of any unpaid Agent's Fees;

                           FOURTH, to the payment of all other accrued Fees and interest payable, pro rata to the Lenders in accordance with each Lender's Commitment;

                           FIFTH, to the payment of the outstanding principal amount of the Revolving Credit Facility, pro rata to the Lenders in accordance with each Lender's Commitment;

                           SIXTH, to all other Obligations which shall have become due and payable under the Loan Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                           SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

                  7.8 Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any of the Obligations through the exercise of a right of setoff, banker's lien or counterclaim, or otherwise under any applicable bankruptcy, insolvency or other law, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to ensure that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event, as aforesaid, shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Obligation in the amount of such participation.

                  7.9 Interest on Overdue Amounts. Except as otherwise provided in this Agreement, any amounts due from any Lender to the Agent or from one Lender to another Lender which are not paid when due shall, until paid, bear interest at the Federal Funds Rate.

                  SECTION 8. AGENCY PROVISIONS.

                  8.1 Appointment. Each Lender hereby designates and appoints CoreStates Bank, N.A. as the Agent of such Lender to act as specified herein and the other Loan Documents, and each such Lender hereby authorizes the Agent, as the administrative agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be implied from any provision of or read into this Agreement or any of the other Loan Documents, or shall otherwise exist against the Agent. The provisions of this Section 8.1 (other than Section 8.9) are solely for the benefit of the Agent and neither the Lenders and nor any of the Borrowers shall have any rights as a third party beneficiary of the provisions hereof (other than Section 8.9). In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Borrower. The use of the term "agent" in this Agreement with reference to the Agent is not, in any manner or respect, intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  8.2 Delegation of Duties. Agent may discharge any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Borrowers contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any of the Borrowers to perform or satisfy any of the Obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any of the Borrowers in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Agent to the Lenders or by or on behalf of any of the Borrowers to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Advances or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrowers. The Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

                  8.4 Reliance on Communications. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrowers, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 9.6. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred, by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 9.7(b), all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

                  8.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent has received notice from a Lender or a Borrower referring to the Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice of default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

                  8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Affiliate thereof hereinafter taken, including any review of the affairs of any of the Borrowers, shall be deemed to constitute any representation or warranty, express or implied, by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and made its own decision to make its Commitment hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analyses, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility, express or implied, to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify Agent in its capacity as such (to the extent not promptly reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation, at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against Agent in its capacity as such in any way relating to or arising out of this

Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, if and to the extent any of the foregoing results from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may require that it be furnished with additional indemnity satisfactory to it and cease, or not commence, to do the acts indemnified against it until such additional indemnity is furnished; provided that, notwithstanding the foregoing proviso, Agent shall not be indemnified for any event caused by its gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the repayment and satisfaction of the Obligations and all other amounts payable hereunder and under the other Documents.

                  8.8 Agent in Its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Borrowers as though the Agent were not the Agent hereunder. With respect to Advances made and all obligations owing to it, Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it was not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         8.9 Successor Agent. Agent may, at any time, resign upon thirty (30) days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within forty-five (45) days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent, as appropriate, under this Agreement and the other Loan Documents and the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. So long as no Default or Event of Default has occurred, any successor Agent shall be subject to the prior approval of the Borrowers' Agent, which approval shall not be unreasonably withheld, conditioned, or delayed. There shall at all times be a Person servicing as Agent hereunder.

                  SECTION 9. MISCELLANEOUS.

                  9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Agent of the Lenders in exercising any right, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude or require any other or further exercise thereof or the exercise of any other right, power or privilege. The Agent and the Lenders shall not be deemed, by any act of omission or commission, to have waived any of their rights or remedies hereunder unless such waiver is in writing and signed by the Agent, and then only to the extent specifically set forth in writing. A waiver with respect to one event shall not be construed as continuing or as a bar to or a waiver of any right or remedy with respect to a subsequent event. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                  9.2 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth below or on Schedule "A" (with respect to the Lenders), or at such other address as such party may specify by written notice to the other parties hereto.

           The Borrowers:               Central Sprinkler Corporation
                                        451 North Cannon Avenue
                                        Lansdale, PA  19446
                                        Telecopy No.: (215) 362-5385

                                        Attention:  Mr. Albert T. Sabol,
                                                    Executive Vice President of
                                                    Finance and Administration

                    with a copy to:     Morgan, Lewis & Bockius LLP
                                        2000 One Logan Square
                                        Philadelphia, PA  19103
                                        Telecopy No.: (215) 963-5299

                                        Attention:  Thomas J. Sharbaugh,
                                                    Esquire

           The Agent:                   CoreStates Bank, N.A.
                                        2240 Butler Pike
                                        Plymouth Meeting, PA  19462-1302
                                        Telecopy No.:  (610) 834-2069

                                        Attention:  Mr. William Johnston,
                                                    Vice President

                    with a copy to:     Stevens & Lee, P.C.
                                        One Glenhardie Corporate Center
                                        1275 Drummers Lane
                                        P.O. Box 236
                                        Wayne, PA 19087
                                        Telecopy No: (610) 687-1384

                                        Attention:  Steven M. Tyminski,
                                                    Esquire

           The Lenders:                 See Schedule "A"

                  9.3 Payment of Expenses; Indemnification. The Borrowers agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Agreement and the other Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Stevens & Lee, P.C., special counsel to the Agent but not the fees and expenses of any other Lender's counsel), (B) recording, filing, and related fees and costs in connection with perfecting Liens granted to the Agent under the Security Documents, and (C) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrowers under this Agreement and (ii) the Agent and the Lenders in connection with (A) enforcement of the Loan Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of any of the Borrowers of any of its Subsidiaries and (b) indemnify Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not Agent or any Lender is a party thereto) related to (i) the entering into and/or performance of any Loan Document or the use of proceeds of any Advance (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), and (ii) any claims for Taxes.

                  9.4 Payment of Expenses and Taxes. In addition to payment of the expenses and counsel fees provided for in Section 9.3, the Borrowers agree to pay, and to save the Agent and the Lenders harmless from any delay in paying, stamp and other similar taxes, if any, including, without limitation, all levies, impositions, duties, charges or withholdings, together with any penalties, fines or interest thereon or other additions thereto, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement and the Loan Documents or any modification of any thereof or any waiver or consent under or in respect of any thereof.

                  9.5 Survival of Indemnification and Representations and Warranties. All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Advances, and the repayment of the Obligations and the termination of the Commitments hereunder.

                  9.6      Benefit of Agreement.

                           (a) Generally. This Agreement shall be binding upon
and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that none of the Borrowers may assign and transfer any of their interests hereunder without the prior written consent of all of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in Sections 9.6(b) and 9.6(c).

                           (b) Assignments. Each Lender may, with the prior
written consent of the Borrowers and the Agent (provided that no consent of the Borrowers shall be required during the existence and continuation of a Default or Event of Default), which consent shall not be unreasonably withheld, conditioned, or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an Assignment Agreement to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of Five Million Dollars ($5,000,000) of the Revolving Credit Commitment and in integral multiples of One Million Dollars ($1,000,000) if in excess thereof (or the remaining amount of such Lender's Commitment), (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Revolving Credit Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery, to the Agent of a duly executed Assignment Agreement together with a non-refundable transfer fee of Three Thousand Five Hundred Dollars ($3,500) payable to the Agent for its own account; and (iii) if an Eligible Assignee is not incorporated under the laws of the United States or a State thereof, such Eligible Assignee shall deliver to the Borrowers and the Agent the documentation required pursuant to the provisions of Section 2.15 as a condition to any assignment hereunder. Notwithstanding the foregoing, it is understood and agreed that (i) the prior written consent of the Borrowers and the Agent and (ii) the payment of a transfer fee shall not be required in connection with any assignment which otherwise complies with this

Section 9.6(b) and is made by a Lender to another member of the consolidated group of corporations of which such Lender is a member provided at least fifteen
(15) days' prior written notice thereof is furnished to the Agent and Borrowers. Upon the effectiveness of any such assignment, the Eligible Assignee shall become a "Lender" for all purposes of this Agreement and the other Loan Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Commitment being assigned. By executing and delivering an Assignment Agreement in accordance with this Section 9.6(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Borrower or the performance or observance by any of the Borrowers of any of its obligations under this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment Agreement;
(iv) such assignee confirms that it has received a copy of this Agreement, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement, or any other Loan Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                           (c) Participations. Each Lender may sell, transfer,
grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Agreement (such selling Lender's obligations under the Loan Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, and (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Advances in which the participant is participating or increase any Commitment with respect thereto, or (B) extend, renew, or postpone the Termination Date, or (C) postpone the date fixed for any payment of interest or Fees in which the participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or the other Loan Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

                           (d) Registration. The Agent, acting for this purpose
solely on behalf of the Borrowers, shall maintain a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Commitment or other obligation hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. Any assignment of any part of the Revolving Credit Commitment or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  9.7      Amendments, Waivers and Consents.

                           (a) Except as provided under Sections 9.7(b) and
9.7(c), neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrowers.

                           (b) Notwithstanding the provisions of Section 9.7(a),
no amendment, change, waiver, discharge, or termination of this Agreement or any other Loan Document shall, without the consent of all of the Lenders:

                                    (i)  extend or renew the Termination Date
         (including, without limitation, any extension pursuant to Section 2.1
         (d) hereof);

                                    (ii) reduce the rate of interest or extend
          or postpone the time for the payment of interest, principal, or Fees hereunder;

                                    (iii) subject to Section 2.1(c), increase or
          reduce the Commitment of a Lender;

                                    (iv) (A) release any of the Borrowers from
          any of its obligations under the Loan Documents, or (B) release any of the Collateral;

                                    (v) amend, modify or waive any provision of
          (A) the provisions of this Section 9.7(b), or (B) the Financial Covenants;

                                    (vi) reduce any percentage specified in, or
          otherwise modify, the definition of Required Lenders; or

                                    (vii) consent to the assignment or transfer
          by any of the Borrowers of any of its rights and obligations under (or in respect of) the Loan Documents.

                                    (c) Notwithstanding the provisions of
          Section 9.7(a), no amendment, change, or waiver of or to any provision of Section 8 may be made without the written consent of the Agent.

                  9.8 Construction. This Agreement, all Loan Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with, the domestic internal laws of the Commonwealth of Pennsylvania without regard to its rules pertaining to conflict of laws. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.9 Severability. Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Confidentiality. Each Lender agrees that it will use its reasonable efforts to keep confidential any non-public information from time to time furnished or made available to it under any Loan Document; provided, however, that nothing herein shall affect the disclosure of any such information to (i) the extent such Lender in good faith believes is required by statute, rule, regulation or judicial process, (ii) counsel for such Lender or to its accountants, (iii) bank examiners or auditors or comparable Persons, (iv) any Affiliate of such Lender, (v) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto, or (vi) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this
Section 9.10 to the extent any such information becomes available on a non-confidential basis from a source other than the Borrowers or its Subsidiaries or that any information becomes publicly available other than by a breach of this Section 9.10. Each Lender agrees it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing the Obligations and other rights under the Loan Documents.

                  9.11 Defaulting Lender. Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 9.7 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all of the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Loan Documents shall apply to such Defaulting Lender.

                  9.12     Waiver of Trial by Jury; Jurisdiction.


                           (a) Each party to this Agreement agrees that any
suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this Agreement or any other Loan Document or which in any way relates, directly or indirectly, to the Advances or any event, transaction, or occurrence arising out of or in any way connection with the Advances, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS SECTION 9.12 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AMONG THE PARTIES AND THAT THE LENDERS WOULD NOT EXTEND THE ADVANCES TO THE BORROWERS IF THIS WAIVER OF JURY TRIAL SECTION WERE NOT A PART OF THIS AGREEMENT.

                           (b) For the purpose of any suit, action or proceeding
arising out of or relating to this Agreement, the Revolving Credit Note or the Advances, the Borrowers hereby irrevocably consent and submit to the jurisdiction and venue of any of the Courts of the Commonwealth of Pennsylvania including, without limitation, the Court of Common Pleas of Chester County and the Federal District Court for the Eastern District of Pennsylvania. The Borrowers irrevocably waive any objection which they may now or hereinafter have to the laying of the venue of any suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The provisions of this Section 9.12 shall not limit or otherwise affect the right of the Agent or the Lenders to institute and conduct action in any other appropriate manner, jurisdiction or court.

                  9.13     Actions Against Lenders; Release.

                           (a) Any action brought by the Borrowers or any
Subsidiary against the Agent or the Lenders which is based, directly or indirectly, or on this Agreement or any other Loan Document or any matter in or related to this

Agreement or any other Loan Document, including but not limited to the making of the Advances or the administration or collection thereof, shall be brought only in the courts of the Commonwealth of Pennsylvania. The Borrowers may not file a counterclaim against the Agent or the Lenders in a suit brought by the Agent or the Lenders against the Borrowers in a state other than the Commonwealth of Pennsylvania unless under the rules of procedure of the court in which the Agent or the Lenders brought the action the counterclaim is mandatory and will be considered waived unless filed as a counterclaim in the action instituted by the Agent or the Lenders.

                           (b) Upon full payment and satisfaction of the
Advances and the interest thereon, as provided in Section 2 hereof, and the termination of the Revolving Credit Facility, the parties shall thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability or obligation in connection with the Advances except as expressly set forth herein, except to the extent any payment received by the Agent or the Lenders is determined to be a preference or similar voidable transfer.

                  9.14 Performance by Lenders. If the Borrowers shall fail to observe or perform any of the terms, agreements or covenants contained in this Agreement or in any other Loan Document, the Agent may (with the consent of the Required Lenders), in its discretion, but without any obligation or duty to do so, and without waiving any Default, or Event of Default, perform any of such terms, agreements or covenants, in part or in whole, and any money advanced or expended by the Agent in or toward the fulfillment of such terms, agreements or covenants, shall be due on demand and become a part of and be added to the indebtedness due under the Revolving Credit Note with interest thereon at the Default Rate from the date of the respective advance or expenditure.

                  9.15 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  9.16 Further Actions. The Borrowers shall execute and deliver such documents and instruments, and take such other actions, as the Agent deems necessary to consummate the transactions described in this Agreement.

                  9.17 Entire Agreement. This Agreement and the Loan
Documents represent the entire agreement between the Lenders, the Agent, and the Borrowers with respect to the financing transactions to which they relate, and cannot be changed or amended except by an agreement in writing signed by the party against whom enforcement of the change or amendment is sought.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                    CENTRAL SPRINKLER CORPORATION

                    By        /s/ Albert T. Sabol
                      ---------------------------------------
                                Albert T. Sabol,
                                Vice President of Finance
                                and Administration

                    Attest:   /s/ Jennifer Cemini
                           ----------------------------------
                                Jennifer Cemini,
                                Secretary


                    CENTRAL SPRINKLER COMPANY

                    By       /s/ Albert T. Sabol
                      ---------------------------------------
                                Albert T. Sabol,
                                Vice President of Finance
                                and Administration


                    Attest:   /s/ Jennifer Cemini
                           ----------------------------------
                                Jennifer Cemini,
                                Secretary


                    CENTRAL CASTINGS CORPORATION

                    By       /s/ Albert T. Sabol
                      ---------------------------------------
                                Albert T. Sabol,
                                Vice President of Finance
                                and Administration


                    Attest:   /s/ Jennifer Cemini
                           ----------------------------------
                                Jennifer Cemini,
                                Secretary


                    CENTRAL CPVC CORPORATION

                    By       /s/ Albert T. Sabol
                      ---------------------------------------
                                Albert T. Sabol,
                                Vice President of Finance
                                and Administration


                    Attest:   /s/ Jennifer Cemini
                           ----------------------------------
                                Jennifer Cemini,
                                Secretary

                    CENTRAL SPRINKLER EXPORT CORPORATION

                    By        /s/ Albert T. Sabol
                      ---------------------------------------
                                Albert T. Sabol,
                                Vice President of Finance
                                and Administration


                    Attest:   /s/ Jennifer Cemini
                           ----------------------------------
                                Jennifer Cemini,
                                Secretary


                                    ("Borrowers")


                    CORESTATES BANK, N.A., in its capacity as Agent

                    By        /s/ William Johnston
                      ---------------------------------------
                                 William Johnston,
                                 Vice President


                                    ("Agent")

                   CORESTATES BANK, N.A., individually in its capacity as a Lender

                    By        /s/ William Johnston
                      ---------------------------------------
                                 William Johnston,
                                 Vice President

                    LaSALLE NATIONAL BANK, as a Lender

                    By        /s/ Steve Cohen
                      ---------------------------------------
                                 Steve Cohen, First
                                 Vice President

                    NATIONAL CITY BANK OF PENNSYLVANIA, as a
                    Lender

                    By        /s/ Richard D. Barnes
                      ---------------------------------------
                                 Richard D. Barnes,
                                 Vice President

SCHEDULES:
----------

3.1        Subsidiaries
3.5        Litigation
3.6        Title to Assets
3.7        Licenses; Intellectual Property
3.10(a)    Loss Contingencies
3.11       ERISA Matters
3.17       Transactions With Affiliates
3.20       Collateral Locations
3.21       Fictitious Names
6.1(d)     Permitted Debt
6.1(e)     Existing Inter-Company Debt
6.2(c)     Permitted Liens
6.7(a)     Guaranty Obligations


EXHIBITS:
=========

A - Form of Notice of Borrowing
B - Compliance Certificate Form
C - Form of Joinder

                                                      Dated:  October 28, 1997

                                   SCHEDULE A

                              LENDERS' COMMITMENTS


                                                                                         Percentage Interest
        Lender and Address                          Commitment                               in Advances
        ------------------                          ----------                           -------------------
CoreStates Bank, N.A.                               $25,000,000                               45.45454%
2240 Butler Pike
Plymouth Meeting, PA 19462-1302

Attention:  Mr. William
Johnston, Vice President

Telecopy No. 610-834-2069

LaSalle National Bank                               $15,000,000                               27.27272%
135 South LaSalle Street
Chicago, IL  60603

Attention:  Mr. Steve Cohen,
First Vice President

Telecopy No. 312-904-6242


National City Bank of                               $15,000,000                               27.27272%
  Pennsylvania
National City Center
20 Stanwix Street
Locater #25-192
Pittsburgh, PA  15222-4802

Attention:  Mr. Richard D.
Barnes, Vice President

Telecopy No. 412-644-6224



                                   EXHIBIT "A"

                            FORM OF BORROWING NOTICE


CoreStates Bank, N.A.
2240 Butler Pike
Plymouth Meeting, PA  19462-1302

Attention:  Mr. William Johnston, Vice President

Ladies and Gentlemen:

         The undersigned, Central Sprinkler Company ("Central Sprinkler"), refers to the Credit Agreement dated October 28, 1997 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Central Sprinkler Corporation and its Subsidiaries (including Central Sprinkler), the Lenders party thereto, and CoreStates Bank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned, as Borrowers' Agent, hereby gives you notice that it requests an Advance in accordance with the provisions of Section 2.1 and Section 2.3 of the Credit Agreement, and in that connection sets forth below the terms on which such Advance is requested to be made:

REQUEST FOR REVOLVING CREDIT ADVANCE

(A)      Date of Borrowing
         (which is a Business Day)                   ______________________

(B)      Principal Amount of
         Advance(1)                                  ______________________

(C)      Interest rate basis(2)                      ______________________

(D)      Interest Period and the last
         day thereof if a LIBOR Loan(3)              _____________________

         Upon acceptance of any or all of the Advances made by the Lenders in response to this request, the Borrowers shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.2 of the Credit Agreement have all been satisfied.

                                      Very truly yours,

                                      CENTRAL SPRINKLER COMPANY, on behalf of
                                      all Borrowers

                    By_______________________________________

                    Title:___________________________________

________________
        (1) A minimum of $1,000,000 for LIBOR Loans and $250,000 for Base Rate Loans (or the remaining amount available under the Revolving Credit Facility, if less).

        (2)       LIBOR Loan or Base Rate Loan.

        (3) Subject to the provisions and definitions of the Credit Agreement, but generally one, two, three, or six months' duration.

                                   EXHIBIT "B"

                         FORM OF COMPLIANCE CERTIFICATE

                  In accordance with the provisions of Section 5.1(c) of the Credit Agreement (the "Credit Agreement") dated October 28, 1997, by and among Central Sprinkler Corporation, Central Sprinkler Company, Central Castings Corporation, Central CPVC Corporation, and Central Sprinkler Export Corporation (together with any other Borrowers identified therein from time to time, the "Borrowers"), CoreStates Bank, N.A. (in its capacity as Agent for the Lenders), and the Lenders identified therein, the undersigned, ___________________, being the Executive Vice President of Finance and Administration and authorized officer of Borrowers, does hereby certify to the Agent and Lenders that, to best of the undersigned's knowledge, information, and belief (based upon all financial and related information available to the undersigned):

                  a. The representations and warranties made by the Borrowers in
Section 3 of the Credit Agreement are true and complete in all material respects as on and as of the date hereof as if made on and as of this date;

                  b. The Borrowers have, as of the date hereof, performed all covenants and agreements required to be performed by them under the Credit Agreement and related Loan Documents;

                  c. No Default or Event of Default has occurred, [except and to the extent specifically set forth on Exhibit "A" attached hereto and made a part hereof]; and

                  d. The Borrowers are in compliance with the Financial Covenants set forth below.



                                     Actual                  Required
                                    ---------                ---------

o    Adjusted Current Ratio         ____:1.00                1.00:1.00
     (Section 5.09)

o    Funded Debt to Total           ____:1.00                 .65:1.00
     Capitalization
     (Section 5.10)

o    Minimum Cash and                $______                $10 million
     Investments
     (Section 5.11)

o    Tangible Net Worth              $______                  $______
     (Section 5.12)



                  e. By reason of the ratio of the Borrowers' Funded Debt to Total Capitalization, the Applicable Margin for LIBOR Loans is in Pricing Category ___ and shall be ___ basis points.

                  f. Borrowers are in compliance with the provisions of
Section 6.1(c) and 6.1(g).

                  g. The following information is herewith submitted with respect to Collateral value (in accordance with GAAP consistently applied), as at the close of the fiscal quarter ending __________:


                                                              Amount
                                                              ------

   i)    Qualified Accounts(1) x 80%                       $__________


  ii)    Qualified Inventory(2) x 50%                      $__________


 iii)    Net Fixed Assets of Secured                       $__________
         Borrowers x 50%(3)


  iv)    Collateral Value (the sum of (i),                 $
         (ii), and (iii) above)                             ==========





                  Any capitalized terms which are used in this Certificate and which are not defined herein, but which are defined in the Credit Agreement, shall have the meanings given to those terms in the Credit Agreement.

                  IN WITNESS WHEREOF, I have executed this Certificate the ____ day of _______________.

                     By__________________________(SEAL)
                     Executive Vice President of Finance and
                     Administration of the Borrowers












-----------
        (1) Domestic accounts receivable of the Secured Borrowers less than 90 days past due.

        (2)       Raw materials and finished goods inventory of the Secured
                  Borrowers.

        (3)       As reflected on the balance sheet of Secured Borrowers.

                                   EXHIBIT "C"

                            FORM OF JOINDER AGREEMENT


         THIS JOINDER AGREEMENT (the "Joinder"), dated as of ______________, 199_, is entered into between _____________________, a _______________ (the "New
Subsidiary") and CORESTATES BANK, N.A., in its capacity as administrative agent (the "Agent") under that certain Credit Agreement dated October 28, 1997 by and among CENTRAL SPRINKLER CORPORATION, CENTRAL SPRINKLER COMPANY, CENTRAL CASTINGS CORPORATION, CENTRAL CPVC CORPORATION, and CENTRAL SPRINKLER EXPORT CORPORATION (collectively, the "Borrowers"), the Lenders which are a party thereto, and the Agent (as modified and amended from time to time, the "Credit Agreement"). Any capitalized terms used in this Joinder which are not so defined, but which are defined in the Credit Agreement, shall have the meanings ascribed to them in the Credit Agreement.

         The New Subsidiary and the Agent, for the benefit of the Lenders, hereby covenant and agree as follows:

         1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Joinder, the New Subsidiary will be deemed to be a Borrower under the Credit Agreement, the Revolving Credit Note, the Subordination Agreement, and related Loan Documents as if it had executed and been an original party to the Credit Agreement, the Revolving Credit Note, and such related Loan Documents. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Credit Agreement, including, without limitation, (a) all of the representations and warranties of the Borrowers set forth in Section 3 of the Credit Agreement, and (b) all of the affirmative and negative covenants set forth in Sections 5 and 6 of the Credit Agreement.

         2. Concurrently with the execution hereof and as contemplated by
Section 5.15 of the Credit Agreement, the New Subsidiary shall execute and deliver to the Agent a joinder to the Security Agreement, in form and substance satisfactory to the Agent, pursuant to which the New Subsidiary shall join in and become a party as debtor to the Security Agreement for the purposes therein set forth as if it had been an original party thereto.

         3. The address of the New Subsidiary for purposes of Section 9.2 of the Credit Agreement is as follows:

                                    -----------------------------
                                    -----------------------------
                                    -----------------------------
                                    -----------------------------

         4. This Joinder may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         5. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

         IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder to be duly executed by its authorized officer(s), and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                             [NEW SUBSIDIARY]

                             By________________________________
                                   Name:
                                   Title:

                                    ACKNOWLEDGED AND ACCEPTED:

                                    CORESTATES BANK, N.A., as Agent

                                    By________________________________
                                         Name:
                                         Title:

                     CENTRAL SPRINKLER DISCLOSURE SCHEDULES
                                       TO
                       CREDIT AGREEMENT BETWEEN AND AMONG
            CENTRAL SPRINKLER CORPORATION, CENTRAL SPRINKLER COMPANY,
             CENTRAL CASTINGS CORPORATION, CENTRAL CPVC CORPORATION,
              CENTRAL SPRINKLER EXPORT CORPORATION AND THE LENDERS
                               IDENTIFIED THEREIN,
                             DATED __________, 1997

The following are the disclosure schedules to the Credit Agreement, dated as of ______________, 1997 (the "Credit Agreement") between and among Central Sprinkler Corporation ("CSC"), Central Sprinkler Company, Central Castings Corporation ("Central Castings Corp."), Central CPVC Corporation ("Central CPVC Corp." or "CPVC"), Central Sprinkler Export Corporation ("Central Sprinkler Export Corp.") and the Lenders identified therein. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. The inclusion of any information in any of the schedules shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is material or outside the ordinary course of business, as applicable, for the purpose of this Credit Agreement. Any disclosure contained in these Schedules which refer to a document are qualified in their entirety by the reference to the text of such document.

                               CORPORATE STRUCTURE

                                  SCHEDULE 3.1


                                                 -----------------------
                                                 |                     |
                                                 |  CENTRAL SPRINKLER  |
                                                 |     CORPORATION     |
                                                 |                     |
                                                 -----------------------
                                                            |
                                                            |
                    ----------------------------------------|---------------------------------------
                    |                                       |                                      |
                    |                                       |                                      |
           ---------------------                 -----------------------               -----------------------
           |                   |                 |                     |               |                     |
           | CENTRAL SPRINKLER |                 | CSC FINANCE COMPANY |               | SPRAYSAFE AUTOMATIC |
           |      COMPANY      |                 |                     |               |    SPRINKLERS LTD.  |
           |                   |                 |                     |               |                     |
           ---------------------                 -----------------------               -----------------------
                    |                                       |                                      |
                    |                                       |                                      |
       -----------------------------                        |                                      |
       |            |              |                        |                                      |
       |            |              |                        |                                      |
----------------    |     --------------------       ------------------      --------------------- |   -----------------------
|              |    |     |                  |       |                |      |                   | |   |                     |
| CENTRAL CPVC |    |     | CENTRAL CASTINGS |       | CSC INVESTMENT |      | CENTRAL SPRAYSAFE | |   | SPRAYSAFE AUTOMATIC |
|              |    |     |                  |       |                |      |  COMPANY PTE LTD  | |   |  SPRINKLERS LIMITED |
| CORPORATION  |    |     |   CORPORATION    |       |     COMPANY    |      |     SINGAPORE     | |   |         CHINA       |
|              |    |     |                  |       |                |      |                   | |   |                     |
----------------    |     --------------------       ------------------      --------------------- |   -----------------------
                    |                                                                              |
                    |                                                                              |
                    |                                                                              |
        -----------------------                                                    -------------------------------
        |                     |                                                    |                             |
        |  CENTRAL SPRINKLER  |                                                    |  CENTRAL SPRAYSAFE COMPANY  |
        |                     |                                                    |          LMITED (H.K.)      |
        | EXPORT CORPORATION  |                                                    |           HONG KONG         |
        |                     |                                                    |                             |
        -----------------------                                                    -------------------------------

                                  SCHEDULE 3.5

                                   Litigation


As disclosed in the SEC Form 10-Q for the period ended July 31, 1997, in August 1997, a lawsuit was filed against CSC in the State of California regarding the Omega(TM) sprinkler heads. Although the suit has been brought by owners of two homes, the plaintiffs seek to represent a class of building owners who have Omega(TM) sprinkler heads installed in their buildings. The court has not determined whether it will permit the action to go forward as a class action and the complaint does not specify a dollar amount the plaintiffs are seeking. Although CSC believes that it has meritorious defenses with respect to the foregoing matter which it will vigorously pursue, there can be no assurance that the ultimate outcome of such actions will be resolved favorably to CSC or that such litigation, or any additional litigation, will not have a Material Adverse Effect.

                                  SCHEDULE 3.6

                                 Title to Assets

Existing mortgages and liens are listed on Schedule 6.1(d) Permitted Debt and
Schedule 6.2(c) Permitted Liens.

                                  SCHEDULE 3.7

                         Licenses: Intellectual Property


Central Sprinkler is a party to patent licensing agreements, copies of which agreements are attached hereto.

Central Sprinkler also is party to a license agreement with CSC Finance Company, a copy of which is attached hereto.

                                   ASSIGNMENT


         THIS ASSIGNMENT is made by Central Sprinkler Corporation as of the 1st day of November 1988 pursuant to the terms set forth below:

                                   Background

         The Assignor has certain rights to the tradenames and trademarks shown on Exhibit A hereto, and the Assignor desires to assign all of such rights (the "Rights") to CSC Finance Company (the "Assignee") in connection with a proposed Trademark License Agreement (the Agreement").

         NOW, THEREFORE, the Assignor, intending to be legally bound hereby and in consideration of the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns to the Assignee all of its right, title and interest in and to the Rights.

         The Assignor agrees to take such further action and execute such additional documents as the Assignee may deem necessary in order to carry out the actions contemplated by this Assignment.

         IN WITNESS WHEREOF, this Assignment is executed and delivered by the undersigned as of the date first written above.


                                                   CENTRAL SPRINKLER CORPORATION


                                                   By:
                                                      --------------------------

                           TRADEMARK LICENSE AGREEMENT


         Trademark License Agreement made as of the 16th day of May, 1984 between CSC Holding Corporation, a corporation organized under the laws of the State of Pennsylvania, U.S.A. ("Licensor") and Central Sprinkler Corporation, a corporation organized under the laws of the State of Pennsylvania, U.S.A. ("Licensee").

         WHEREAS, Licensor has acquired Licensee and the trademarks and trade names (and applications and registrations therefor) set forth in Schedule A hereto, together with the goodwill of the business associated therewith (the "Trademarks"); and

         WHEREAS, Licensor desires to promote the manufacture, distribution, sale and use of goods and services bearing such Trademarks ("Products") by licensing the continued use of the Trademarks to Licensee; and

         WHEREAS, the Trademarks are significant to the manufacture, distribution, sale and use of Products and to the conduct of the business contemplated by the Licensee in the Territory (as hereinafter defined) and, therefore, Licensee desires to obtain such license;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree:

         1. Exclusive Rights. Licensor hereby grants Licensee the exclusive right. to use the Trademarks in connection with Products in the United States (the "Territory.")

         2. Royalty. Licensee shall pay Licensor, as a royalty for the right to use the Trademarks, three percent (3%) of Licensee's Sales Receipts, excluding taxes, from sales of any and all Products sold by Licensee. For purposes of this Section 2, "Sales Receipts" shall mean the amount actually billed by Licensee on sales of Products after deducting sales returns. The noyalty shall be paid in arrears on a calendar quarter basis within thirty days after the end of each calendar quarter or at such time as the parties otherwise agree in writing. The royalty shall be paid in United States Dollars. A detailed computation of the basis for and amount of the royalty paid shall accompany each payment. Licensor shall have the right at any time to inspect the books and records of Licensee to verify proper computation and payment of the royalty.

         3. Manufacture and Sale. Licensee shall use its best efforts to further the production and sale of Products under the Trademarks in the Territory and to maintain an efficient organization for the production and sale of high quality Products under the Trademarks. Subject to the provisions of Section 4 hereof, the manufacture, pricing, sale and promotion of Products under the Trademarks shall be controlled by the Licensee.

         4. Supervision of Licensee. For the purpose of protecting and maintaining the standards of quality established by Licensor for Products sold under the Trademarks:

                  A. Licensor shall have the right to supervise the production and packaging of Products and to inspect and test all Products produced and offered for sale by Licensee on which, or in connection with which, the Trademarks are used.

                  B. Licensee agrees to permit Licensor's authorized personnel to enter Licensee's premises at all reasonable times, with or without advance notice, to inspect Licensee's production and packaging facilities and operations, and to inspect and test all Products produced for sale under the Trademarks for the purpose of determining the quality of such Products.

                  C. Licensee agrees to furnish samples of Products and of all related literature, packaging and labels, to Licensor not less than yearly, and at more frequent intervals at the request of Licensor, for inspection, testing and review.

         5. Maintenance of Trademarks; No Sublicense. Licensor will use its best efforts to register and maintain, or cause to be registered and maintained, the Trademarks in the Territory to enable Products to be distributed and sold in the Territory under the Trademarks as provided herein. Licensor will not permit any other person to use Trademarks in the Territory in connection with Products. Licensee shall not, directly or indirectly, license or attempt to license, whether orally or in writing, any other person to use the Trademarks without the prior approval in writing of the Licensor.

         6. Indemnity. Licensor assumes no liability to Licensee or third parties with respect to the efficacy, safety or performance characteristics of Products manufactured or sold by Licensee under the Trademarks, and Licensee will indemnify Licensor against all costs, losses and expenses arising as a result of claims of third persons against Licensor involving the manufacture or sale of Products under the Trademarks.

         7. Ownership of Trademarks. Licensee acknowledges Licensor's exclusive right, title, and interest in and to the Trademarks and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trademarks, Licensee shall not in any manner represent that it has any ownership in the Trademarks, and Licensee acknowledges that use of the Trademarks shall not create in Licensee's favor any right, title or interest in or to the Trademarks. Upon termination of this Agreement in any manner provided herein, Licensee will cease and desist from all use of the Trademarks in any way (and will deliver up to the Licensor, or its duly authorized represenatives, all material and papers upon which the Trademarks appear) and furthermore the Licensee will at no time adopt or use, without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the Trademarks.

         8. Termination. This Agreement shall be subject to termination by the mutual consent of the parties or by either party upon default by the other party in the performance of any of the terms, conditions and covenants of this Agreement and failure to remedy such default within 30 days after notice or demand. If Licensee makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, then the rights granted herein shall forthwith cease and terminate without prior notice or legal action by Licensor.

         9. Term of License. This Agreement shall, unless otherwise terminated, exist,for a term of ten years from the date hereof, but shall be renewable for additional ten-year terms at the option of the Licensee by giving Licensor written notice of such intent on or before six months prior to the expiration of each and every ten-year term.

         10. Governing Law. This Agreement shall be construed in accordance with the laws of the United States of America and the State of Pennsylvania.

         11. Amendments. The provisions of this Agreement may be amended, modified, supplemented or changed, but only upon the written consent of both parties hereto.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Trademark License Agreement as of the date first above written.


Central Sprinkler Corporation                Central Sprinkler Company
          (Formerly                                    (Formerly
CSC Holding Corporation)                     Central Sprinkler Corporation)


By /s/ William J. Meyer                      By /s/ George G. Meyer
  -------------------------------              --------------------------------
  William J. Meyer, President                  George G. Meyer, President


ATS/bsd249

                                                                       Exhibit A

                           Trademark License Agreement

                      Listing of Trade Names and Trademarks

"Central"
"Central Sprinkler"
"CSC"
"Omega"
"Flow Control"
"Protector"
"Prohibitor"
"Ident-A-Fire"
"GB"
"Mini"
"SprinkCad"

                AMENDMENT TO EXCLUSIVE PATENT LICENSING AGREEMENT

         This Amendment entered into this 5TH day of April, 1982, by and between
U. S. FIRE CONTROL CORP., a corporation of the Commonwealth of Massachusetts, with its principal office at Rochdale, Massachusetts, (hereinafter called the "Licensor") and CENTRAL SPRINKLER CORP. a Pennsylvania corporation, with its principal office at 4th Street and Cannon Avenue, Lansaale, Pennsylvania, 19446, (hereinafter called the "Licensee").

                              W I T N E S S E T H:

         WHEREAS, Licensor And Licensee entered into an Exclusive Patent Licensing Agreement (hereinafter called the "Agreement") dated November 28, 1977; and,

         WHEREAS, the parties since that time have continually operated underneath the Agreement and by duplicate certified letters #P234489311 and #P234489312 Licensee gave Licensor notice, in accordance with the Agreement, of Licensee's election to exercise its option with respect to the "Other Product" presented by Licensor to Licensee which Licensor refers to as its "Straight-On" sprinkler (hereinafter called the "Straight-On Sprinkler"); and,

         WHEREAS, Licensor has filed a patent application in the United States Patent Office with respect to said Straight-On Sprinkler which patent application bears Serial No. 06/310,897 and was filed in the United States Patent Office by Licensor on October 13, 1981; and,

         WHEREAS, it has been Licensor's interpretation of Paragraphs 4a and 4b of the Agreement that on the Straight-On Sprinkler Licensee had to pay Licensor Five Thousand Dollars ($5,000.00) a month for each month from the date Licensee exercised its option under Paragraph 5a with respect to such Straiqht-On Sprinkler until Licensee had initially sold and shipped such Straight-On Sprinkler at which time Licensee was obligated to pay Licensor Three Thousand Dollars ($3,000.00) a month or five percent (5%) of the net sales price of each such Straight-On Sprinkler, whichever is greater; and,

         WHEREAS, Paragraph 4a specifically spoke only in terms of Licensed Products and Licensee has interpreted the Agreement to mean that the Five thousand Dollars ($5,000.00) under Paragraph 4a applied only to the initial Licensed Product and not to the Straight-On Sprinkler or any "Other Products" and that the Three Thousand Dollars ($3,000.00) a month minimum royalty called for in Paragraph 3b was an aggregate minimum royalty which covered both the "Licensed Products" and "Other Products" including the Straiqht-On Sprinkler; and,

         WHEREAS, the Licensor and Licensee have settled their disagreement and difference's in interpretation and desire to set forth the basis of that settlement.

         NOW THEREFORE IN CONSIDERATION OF THE PREMISES, Licensor and Licensee hereby agree as follows:

         1. The obligation of Licensee to pay a license fee on the Straight-On Sprinkder under Paragraph 4 of the Agreement Is fully satisfied by Licensee paying to Licensor commencing the 1st day of January, 1982, and on the lst day of each month thereafter (until Licensee elects to cease paying or the obligation of Licensee to Pay ceases in accordance with the terms of the Agreement or this Amendment) the sum of Two Thousand Dollars ($2,000.00) or five percent (5%) of the Net Sales Price of each Straight-On Sprinkler sold the previous month, whichever is greater. Notwithstanding the provisions in Paragraph 4 of the Agreement and Licensor's interpretation thereof, no other or further payment will be due Licensor from Licensee in connection with the Straight-On Sprinkler except as Set forth in the immediately preceding sentence. However, the Straight-On Sprinkler will be governed independently by all other applicable terms, conditions and provisions of the Agreement as provided in Paragraph 5a thereof.

         2. On any "Other Product" unrelated to the on-off concept, Licensee agrees to pay Licensor Five Thousand Dollars ($5,000.00) a month for each month from the date Licensee exercises its option under Paragraph 5a with respect to such "Other Product" until such time as Licensee has initially sold and shipped such "Other Product" at which time Licensee shall pay the Licensor a minimum royalty each month of Three Thousand Dollars ($3,000.00) or a sum equal to five percent (5%) of the Net Sales Price of such "Other Products" sold the previous month, whichever is greater. the five (5) months' period of time specified in Paragraph 5a of the Agreement within which Licensee has a right to exercise its option with respect to such "Other Product" shall not commence running until Licensor has made a full and prompt disclosure to Licensee of such "Other Product" and Licensor has furnished Licensee its patent application and any working models, drawings and specifications.

         3. At such time, if ever, that Licensee ceases making the payments called for under Paragraph 1 or Paragraph 2 hereof, then Licensee shall lose its exclusive right with respect to the Straight-On Sprinkler or "Other Product" upon which one Licensee elects to cease making the royalty payment and in such event this Agreement shall not terminate and Licensee shall continue to have its exclusive rights with respect to the "Licensed Products" and to any other product on which Licensee is paying the royalties as called for by the Agreement or this Amendment.

         4. As long as Licensee is making the minimum royalty payment called for by this Amendment or the Agreement, then the Agreement and the rights of the Licensee, under the Agreement, shall not terminate and this Agreement can only be terminated by Licensor if Licensee is not paying any minimum royalties on any Licensed Products or Other Products, including the Straight-On Sprinkler. If Licensee ceases making payment of the minimum royalty on some but not all Licensed Products or Other Products, including the Straight-On Sprinkler, then Licensee shall only lose its exclusive arrangement with respect to any such Licensed Product or Other Product on which Licensee has ceased paying the minimum royalty with the overriding proviso that Licensee can continue a non-exclusive basis to manufacture, sell and distribute each Licensed Product and Other Product, on which a minimum royalty has not been paid, so long as

Licensee pays the five percent (5%) royalty on the Net Sales Price of each such Licensed Product or Other Product after they have been sold and shipped. Notwithstanding any of the provisions of this Amendment, Licensor shall maintain the right to terminate the Agreement in accordance with Paragraph 11b, thereof in the event that Licensee fails to make the royalty payments for On-Off sprinkler heads and valves as provided by the Agreement.

         6. Except as amended and modified hereby, the terms, provisions and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 5TH day of April, 1982.

                                                      U. S. FIRE CONTROL CORP.

                                                      By /s/ Raymond E. Shea
                                                        ------------------------
                                                      Raymond E. Shea, President
ATTEST:


------------------------

                                                      By
                                                        ------------------------
                                                      CENTRAL SPRINKLER CORP.


ATTEST:


------------------------

                      EXCLUSIVE PATENT LICENSING AGREEMENT

         This Agreement entered into this 28th day of November, 1977, effective as of November 28, 1977, by and between U.S. FIRE CONTROL CORP., a corporation of the Commonwealth of Massachusetts, with its principal office at 44 Park Avenue, Worcester, Massachusetts (hereinafter called the "Licensor") and CENTRAL SPRINKLER CORP., a Pennsylvania corporation, with its principal office at 4th Street and Cannon Avenue, Lansdale, Pennsylvania, 19446 (hereinafter called the "Licensee").

                                   WITNESSETH:

         WHEREAS, the Licensor is the owner of U.S. Patent Nos. Des. 231,529, issued April 30, 1974; 3,734,191, issued May 22, 1973; 3,802,510, issued April
9, 1974; 3,877,527, issued April 15, 1975; 3,911,940, issued October 14, 1975;
and 3,991,829, issued November 16, 1976 and of the inventions and improvements disclosed and claimed therein and owner of the foreign patents and applications and of the inventions and improvements disclosed and claimed therein which are listed on Exhibit A attached hereto and made a part hereof.

         WHEREAS, the Licensor possesses technical information, know-how and expertness useful in the manufacture and use of fire protection equipment;

         WHEREAS, the Licensee desires, to obtain exclusive rights to the Licensor's technical information and know-how in the field of fire protection equipment;

         WHEREAS, the Licensee desires to obtain exclusive licenses throughout the world under the patents owned by the Licensor.

         Now, THEREFORE, in consideration of the premises and the faithful performunce of the mutual covenants herein contained, the parties hereto agree as follows:


         1. DEFINITION OF TERMS. Whenever in this Agreement the following words and phrases appear they shall be defined and construed as follows:

                  a. The words "Licensed Products" shall mean any sprinkler head or valve covered by the Licensed Patents or patent applications coming within the scope of this Agreement which has the ability to alternately change between an On-Off condition in response to the increase and decrease of environmental temperature.

                  b. The words "Net Sales Price" shall mean the gross selling price of all Licensed Products sold by Licensee less transportation charges, all excise and sales taxes, trade-ins and cash discounts, allowances, returns, credits, commissions, refunds, rebates and accounts written off, allowed, paid or absorbed by the Licensee.

                  c. The words "Other Products" shall mean any product or device for which patents have already been issued to Licensor or are hereafter issued to Licensor during the term of this Agreement or on which patent applications are now filed or hereafter filed by Licensor.


                  d. The words "Licensed Patents" shall mean U.S. Patents Nos. Des. 231,529, issued April 30, 1974; 3,734,191, issued May 22, 1973;
         3,802,510, issued April 9, 1974; 3,877,527, issued April 15, 1975;
         3,911,940, issued October 14, 1975; 3,991,829 issued November 16, 1976 and the foreign patents and applications listed on Exhibit A attached hereto and all other patents now or hereafter owned by or issued to Licensor used in connection with the Licensed Products.

                  e. For the purposes of computing royalties in this Agreement, all Licensed Products shall be considered sold when they have been billed out. If the full amount of any such item is not collected within twelve (12) months from the date of initial billing, then Licensee shall receive a credit on the royalty previously paid based on the amount uncollected at the end of said twelve (12) months.

         2. GRANT.

                  a. Licensor hereby grants to Licensee the sole and exclusive right and license, to the exclusion of Licensor and all others, to manufacture, cause to be manufactured, use, market or sell or cause to be marketed or sold on behalf of the Licensee, any and all Licensed Products which are the subject matter of this Agreement, throughout the world.

                  b. The Licensor hereby grants to the Licensee the right and option, on payment of the five percent (5%) royalty hereinafter provided, to acquire exclusively throughout the world all of the Licensor's patent rights relating to Other Products and to have all rights thereto as set forth in paragraph 2(a) hereof as though they were Licensed Products.

                  c. The Licensor hereby grants to Licensee the exclusive right to receive and use all of the technical information and know-how of Licensor relating to said Licensed Products as developed and to said Other Products after patent applications have been filed and Licensee has exercised its option under paragraph 2(b) hereof.

         3. PRODUCT APPROVAL. The Licensee agrees to attempt to obtain at its expense Underwriters Laboratories or Factory Mutual aproval of a Licensed

Product for the sole manufacture and sale thereof by Licensee.

         4. LICENSE FEE.

                  a. The Licensee agrees to pay to the Licensor a monthly fee of five thousand dollars ($5,000.00) each month of this Agreement until the month in which the Licensee first sells and ships a Licensed Product for which approval has been obtained in accordance with paragraph 3, said monthly fee to be payable on the last day of the month in which it is due.

                  b. After the first sale and shipment by the Licensee of a Licensed Product for which approval has been obtained in accordance with paragraph 3 (hereinafter called "First Sale Date"), the Licensee agrees to pay to the Licensor a royalty of five percent (5%) of the Net Sales Price of Licensed Products, or thirty-six thousand dollars ($36,000.00) per year, whichever is greater, payable as follows:

                           (i) Three thousand dollars ($3,000.00) minimum
                  royalty payable on the 15th day of each month.

                           (ii) The five percent (5%) royalties due on sales of
                  Licensed Products will be computed each month and any such amount due in excess of the three thousand dollar ($3,000.00) minimum royalty for that month will be payable on the last day of the month following the month in which the sales were made.

                           (iii) If for any year preceding a yearly anniversary
                  of this Agreement, royalties are due to the Licensor in excess of thirty-six thousand dollars ($36,000.00), then any portion of such excess either may be retained by the Licensee to offset any minimum royalties paid in previous years and not based on sales of Licensed Products, or may be applied as a credit against any minimum royalties payable in subsequent years.

                  c. If two (2) years after the First Sale Date, the payments made by Licensee under subparagraph b hereof for the preceding twelve
         (12) months do not reach seventy-two thousand dollars ($72,000.00), then in order to retain the exclusive rights to sell outside the United States and its territories Licensee shall pay Licensor an additional twelve thousand dollars ($12,000.00) royalty or the difference between all sums paid by Licensee during said twelve (12) months and seventy-two thousand dollars ($72,000.00), whichever is less.

                  d. The parties recognize that the entry into the field of On-Off sprinkler heads and valves is due to the Licensed Products of Licensor. In recognition of this, Licensee (subject to paragraph 20 hereof) agrees to pay to Licensor the five percent (5%) royalty of net sales on all On-Off sprinkler heads and valves (irrespective of whether they are Licensed Products covered by the Licensed Patents) which are manufactured and sold by Licensee.

                  e. Whether or not this Agreement continues in force such royalty payments called for by immediately preceding subparagraph d hereof shall continue for the life of the last to expire patent owned by Licensor and licensed herein with respect thereto as long as said patent has not been determined invalid by any court of competent jurisdiction, provided, however, that should any such invalidation be reversed on appeal, royalty payments shall be resumed retroactive to the date of the original invalidation.

                  f. Improvements made by Licensee on or with respect to such Licensed Products shall not extend the obligation of Licensee to pay royalties thereon beyond the time set forth in the immediately preceding subparagraph e. Improvements made by Licensor shall not extend the obligation of Licensee to pay royalties beyond the time set forth in the immediately preceding subparagraph e hereof except that if Licensee uses improvements made by Licensor in such products then the royalty payments made thereon shall continue for the last to expire patent owned by Licensor covering an improvement used by Licensee which is licensed herein as long as said patent has not been determined invalid by any court of competent jurisdiction, provided, however, that should any such invalidation be reversed on appeal, royalty payments shall be resumed retroactive to the date of the original invalidation.

         5. OPTION ON OTHER DEVICES.

                  a. Should Licensor during the time that this agreement is in full force and effect invent, improve, modify or acquire any Other Product on which Licensor has obtained and owns the patent or on which Licensor has filed a patent application, then the exclusive right to manufacture, use, market and sell such Other Product must first be offered by Licensor to Licensee on the same five percent (5%) royalty basis as set forth in this present agreement with the right in Licensee within a period of five (5) months following receipt of each such offer or offers to accept or reject such offers or either of them. If any such offer is accepted, then the five percent (5%) royalty and the other terms, conditions and provisions of this Agremeent will govern said Other Product, but, if any such offer is rejected, then Licensor shall thereupon be at liberty to make any other desired arrangements with relation to and promotion of the Other Product which is the subject matter of such rejected offer or offers with the sole exception that Licensor must reoffer said Other Product to Licensee on the same terms for which a bona fide offer has been received from an offeree who was offered and accepted said rejected Other Product for license at more favorable terms than Licensor offered to Licensee and Licensee has twenty (20) days thereafter to accept or reject said reoffer. Licensor shall be obligated promptly to make a full and prompt disclosure to Licensee of any such Other Product, together with its patent application, working model and drawings and specifications, if available. Furthermore, should any such Other Product be rejected by Licensee and should Licensor thereafter improve said Other Product, then Licensor shall be further obligated to reoffer the same, if not licensed to another, to Licensee as hereinabove provided. No disclosure shall be made by Licensor to Licensee or to anyone else until a patent application shall have been filed therefor and Licensor aqrees to file promptly each such patent application. The Licensor shall, at its own expense, obtain patent protection on the Other Products.

                  b. It is acknowledged and recognized by the parties that Licensee will only be capable of doing a proper job of manufacturing, marketing and selling, as contemplated herein, if Licensee concentrates on certain products, instead of all products presented and offered to Licensor by

         Licensee. Since Licensee can only assimilate in its operation certain limited new products during any period of time, Licensor acknowledges that it would not be proper or equitable to require Licensee to forego its rights with respect to certain Other Products merely because Licensee did not exercise its option with respect thereto within the five (5) month period allotted by the immediately preceding paragraph
         a. Licensor also recognizes that Licensor probably will (but is not obligated to) submit a number of Other Products to Licensee for its consideration during any five (5) month period of this agreement. Notwithstanding anything herein which might be construed to the contrary, it is understood and agreed that a) no Other Products will be submitted to Licensee until the approvals called for by paragraph 3 hereof have been obtained and b) if Licensee exercises its option with respect to one or more Other Products within the time allotted, then Licensee does not and shall not (except by Licensee's own written rejection) lose any rights or options that Licensee has with respect to such Other Products submitted within said five (5) month period on which the option has not been exercised and all rights and options of Licensee will respect thereto shall be preserved and Licensee at its election shall have the right at any time to exercise its option with respect to such Other Products.

         6. TECHNICAL ASSISTANCE. The Licensor agrees to provide know-how and technical assistance to the Licensee as follows:

                  a. The Licensor shall furnish at no cost to the Licensee all of the Licensor's know-how, engineering information, designs, drawings, technical data, and all other information and data relative to the manufacture and use of the Licensed Products and Other Products as may be from time to time reasonably requested by Licensee.

                  b. During the first two (2) years of the Agreement the Licensor shall provide to the Licensee as requestid in writing thereby the services of any of the Licensor's personnel. The services provided by the Licensor in any one (1) year shall be limited to a maximum of six hundred (600) hours and will be paid for by the Licensee at a rate of twenty dollars ($20.00) per hour and all reasonable out-of-pocket expenses incurred by the Licensor in the performance of the services shall be reimbursed by the Licensee.

         7. IMPROVEMENTS. Licensor shall make full and prompt disclosure to Licensee of any invention, improvement or modification made or acquired by Licensor with respect to any Licensed Products and shall notify Licensee of the filing of any patent application thereon. The parties agree that any improvements on the Licensed Products or Other Products made during the term of this Agreement by the Licensor and Licensee will be handled as follows:

                  a. The improvements made by Licensor shall be added to the Agreement as Licensed Products, if Licensee elects to use such improvements and the Licensor shall have title thereto and the Licensee shall have all exclusive rights thereto as set forth in paragraph 2 hereof.

                  b. The Licensor shall whenever possible obtain patent protection on the improvements and all costs incident thetreto shall be borne by the Licensor.

                  c. If the Licensor should elect not to assume the costs of paragraph 7b, the Licensee may elect to assume the payment of the full costs and thereby acquire Licensor's rights in the improvement.

                  d. In the event the Licensor shall fail or refuse to prepare and file promptly any patent application, the Licensee shall have the right to prepare and file the patent application, and said application and patent shall become the property of Licensee.

                  e. Licensee in its own discretion and at its own expense may determine to file patent applications in foreign countries in its own name, and the Licensor shall execute the necessary papers and documents therefor.

                  f. The improvements made by Licensee to the Licensed Products or Other Products shall be owned by Licensee and Licensee shall have the exclusive rights with respect thereto including the right to use such improvements in manufacturing, marketing, selling or using the Licensed Products, Other Products and the On-Off sprinkler heads and valves. Royalty payments therein shall be made in accordance with paragraph 4 hereof and on cessation of royalty payments as provided in the last sentence of paragraph 4c hereof, Licensee shall continue to have the right to manufacture, market, sell and use such improvements without the paymeny of any royalty to Licensor.

         8. SUB-LICENSES. During the life of this Agreement, the Licensee may grant sub-licenses upon the following terms and conditions:

                  a. No such sub-license shall be granted by the Licensee for a term beyond or longer than that during which the Licensee continues to enjoy an exclusive license hereunder.

                  b. The Licensor shall be entitled to receive royalties at the same rate of Net Sales Price as provided herein on all sales by sub-licensees, as and when the Licensee receives its royalty payment from any sub-licensee.

         9. WARRANTY. Licensor warrants that the Licensed Patents cover all of Licensor's patents with respect to the Licensed Products and it is the understanding of this Agreement and the license(s) granted hereby that Licensor by this Agreement is placing the Licensee in the sole and exclusive position to manufacture, market and sell all Licensed Products, and Other Products which are the subject matter of this Agreement free from any outstanding rights or claims by others, but it is understood the Licensor is not by this proviso warranting the validity and enforceability of the Licensed Patents.

         10. INFRINGEMENT. The parties agree that patent infringement matters will be handled as follows:

                  a. The Licensor shall indemify and hold Licensee and its customers harmless against any and all charges of patent infringement brought by a third party involving the Licensed Products, or Other Products unless such patent infringement results from modifications of the Licensed Products or Other Products made by Licensee during the term of this Agreement which modifications have not been approved in writing by Licensor. Beginning with the time such suit for infringement or declaratory judgment is first filed with respect to a particular Licensed Product, or Other Product, the Licensee shall thereafter place all royalties due to the Licensor with respect to such particular Licensed Products thereafter in an escrow account, and the sums placed in the escrow account shall be used at the conclusion thereof to pay the costs of defending or prosecuting the suit in the event Licensor is successful in such suit and declared to be the rightful owner who can and has granted an exclusive license only to Licensee. Once such suit has been finally settled or disposed of on the basis that Licensee is and has the only exclusive license, the remaining balance of the escrow account shall be paid over to the Licensor. If the suit is finally settled or disposed of on the basis that Licensee has a non-exclusive license or the Licensed Product infringes on another patent owned by a third party, then all sums paid into escrow shall be refunded to Licensee. Licensee shall have the right to approve counsel selected by Licensor to represent it in any such suit and to approve any proposed settlement of such suit.

                  b. Should the patent rights to the Licensed Products or Other Products be infringed by a third party, Licensor may attempt to stop such infringement and if necessary, institute suit for patent infringement at its own cost. If the Licensor should fail to initiate action to terminate any such infringement within sixty (60) days after the alleged infringement shall have been called to its attention by written notice of Licensee to Licensor or if the Licensor should give the Licensee written notice of its intention not to so act, thereafter Licensee may, at its own cost, but in the name of the Licensor, act to protect its license rights under this Agreement and to select competent counsel to so act. During the period of such litigation the Licensee may deduct the amount of its attorneys' fees and all other costs incurred by Licensee in prosecuting such suit from all royalties which otherwise would be paid to Licensor and such sums so deducted will be considered as a royalty payment. Each party agrees to cooperate with the other in any actions which may be instituted.

         If settlement for infringement is effected with or without suit, the recovery, if any, shall be distributed, so far as available, as follows: First, to reimburse either party, pro rata the expenses incurred in negotiations or in prosecuting legal action; and secondly to divide and pay over the balance, if any, equally between the parties hereto. Furthermore, if an improvement is not eventually patented or a patent application is rejected or a patent suit concerns any Licensed Product or Other Product or improvement thereof is not won, the Licensee automatically shall have no further obligation to Licensor to pay further royalties (i) on the Licensed Product unless there is another Licensed Patent then outstanding which has not expired and (ii) on any Other Product unless there is a patent then outstanding which has not expired and covers said Other Product.

         11. TERMINATION. The parties agree that the term of this Agreement will be as follows:

                  a. Unless terminated as otherwise provided, this Agreement shall continue with respect to each Licensed Product or Other Product for the life of the last to expire patent licensed herein with respect thereto as long as said patent has not been determined invalid by any court of competent jurisdiction, provided, however, that should any such invalidation be reversed on appeal, royalty payments shall be resumed retroactive to the date of the original invalidation.

                  b. If the Licensee fails to pay the Licensor the royalties as herein provided, or fails to submit a monthly statement of Net Sales Price of Licensed Products or fails to keep accurate records of all sales of the Licensed Products or refuses to permit Licensor, or its duly authorized representatives, to inspect such records at a reasonable time at Licensee's principal place of business and Licensee does not cure such default within thirty (30) days after written notice from Licensor, Licensor shall have the right to terminate this Agreement on thirty
         (30) days' written notice.

                  c. Licensee shall have the right to terminate this Agrement upon giving the Licensor written notice of its intention to do so on any anniversary date of this Agreement.

                  d. If this Agreement is terminated prior to the termination date as provided in paragraph lla, Licensee shall at the written request of Licensor return to Licensor all books, notes, drawings, writings and other documents, samples and models received by Licensee from Licensor relating to the Licensed Products and which Licensee has at the time of the termination and request for such data. Under no circumstances will Licensee be required to turn over to Licensor trade secrets, inventions and improvements of Licensee including data submitted by Licensee to any and all regulatory and approval agencies.

                  e. In the event that this Agreement is cancelled or terminated by expiry or otherwise, Licensee may continue to manufacture, use, market and sell Licensed Products and Other Products which are the subject matter of this Agreement, upon payment by Licensee to Licensor of said five percent (5%) royalty thereon for any such then patented items at the monthly payment dates specified herein, which royalty payment shall be required to be made by Licensee only for the life of the last to expire patent licensed herein with respect thereto and then only as long as said patent has not been determined invalid by any court of competent jurisdiction, provided however, that should any invalidation be reversed on appeal, royalty payments shall be resumed retroactive to the date of the original invalidation.

         12. PRODUCT MARKING. The parties agree the Licensed Products will be marked as follows:

                  a. The Licensee shall apply to all Licensed Products sold such notice of the patents licensed herein as may be required by law to establish notice.

                  b. The Licensee shall have the right to stamp, designate and advertise the Licensed Products under such names, designs or appellations as Licensee may determine, which such names, designs or appellations shall be the property of the Licensee and may not be used by the Licensor upon termination of this Agreement without the prior written consent of the Licensee.

         13. RECORDS. The Licensee agrees to keep full and accurate records of all sales of the Licensed Products, and all trade and cash discounts, returns, refunds, rebates and accounts written off, which records shall be open to inspection by the Licensor and its duly authorized representatives not more than once each quarter for the purpose of verifying the Net Sales Price of the Licensed Products during reasonable business hours.

         14. RIGHTS AND REMEDIES. The rights and remedies of Licensor and Licensee hereunder, and those provided by law, shall be construed as cumulative and no one of them as exclusive of any other right or remedy hereunder or allowed by law, and shall be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. A waiver by Licensor and Licensee of any default, breach or failure of the other shall not be construed as a continuing waiver, or as a waiver of any subsequent or different default, breach or failure.

         15. LICENSOR'S REPRESENTATIONS. The Licensor hereby represents to Licensee and Licensee hereby relies on such representations that Licensor is the exclusive owner of all the Licensed Patents and that to the knowledge and best belief of Licensor none of the Licensed Products infringe any patents owned by others and Licensor is not aware of any potential infringements by others of the Licensed Products.

         16. FUTURE IMPROVEMENTS. Licensor acknowledges that Licensee not only manufactures and sells sprinkler devices, but that Licensee is now and has been for years engaged in the research and development of various products for use in the fire prevention-sprinkler industry and that Licensee intends to pursue such research and development in an effort to develop additional products and improvements for use in the fire protection-sprinkler industry. It is understood and agreed that any inventions or improvements made by Licensee in or related to the Licensed Products or Other Products shall be owned by Licensee. Licensor shall disclose all its data concerning improvements to Licensee with the understanding that Licensee may unbeknownst to Licensor also be working on the same or similar improvements. After presentation by Licensor and sufficient examination thereof by Licensee, Licensee shall advise Licensor if the data presented by Licensor concerns inventions, ideas, trade secrets or inprovements which Licensee already had in its possession at the time of disclosure and which were not acquired, directly or indirectly, from Licensor and, in such event, Licensee shall have the right to continue its research and development in the area of the data concerning such inventions, ideas, trade secrets or improvements which Licensee may manufacture, sell and patent as its own.

         17. ARBITRATICN. Any controversy or claim arising out of or relating to this Agreement or breach thereof shall be settled by arbitration by arbitrators to be selected by the American Arbitration Association, and said arbitration shall be conducted in accordance with the rules of said Association and shall be final and binding on the parties hereto.

         18. PAYMENT OF FEES ON FOREIGN PATENTS. Licensee shall pay all costs and expenses to those foreign countries for that period of time in which Licensee desires that foreign payments be maintained. If Licensee elects not to pay such maintenance costs on any foreign patents, then the rights to such foreign patents revert back to Licensor, on which the maintenance costs have not been satisfied by Licensee.

         19. NO CONTEST BY LICENSEE. Licensee acknowledges that it has no reason to believe that the Licensed Patents are not fully valid and enforceable and Licensee agrees that it will not contest the validity of the Licensed Patents.

         20. ROYALTY FEES PAID TO OTHERS. If it is necessary to, and essential for, the use and operation of the Licensed Products to utilize an item or product on which a royalty has to be paid by Licensee to a third party (other than Licensor or an employee or a subsidiary of Licensee) then notwithstanding the provisions of paragraph 4 hereof, the amount(s) of the royalty so paid to the third party a) will be deducted from the payment(s) otherwise due Licensor hereunder and b) shall be credited in favor of Licensee with respect to Licensee achieving the Minimum royalty as provided in paragraph 4 hereof to the same extent as though such royalty payment(s) made to such third party had been made directly to Licensor.

         21. APPLICABLE LAW. This Agreement shall be construed and the legal relations between the parties determined in accordance with the laws of the Commonwealth of Massachusetts.

         22. SUCCESSORS. This Agreement shall be binding upon the Parties hereto and their respective successors and assigns.

         23. NOTICES. The parties agree that all notices required or permitted under this Agreement shall be given as follows or as may be changed by written notice to the other party:

                  a. Notices to the Licensor shall be addressed to Licensor at the address for it shown on page 1 hereof unless Licensee has been notified by it in writing of a different address.

                  b. Notices to the Licensee shall be addressed to Licensee at the address for it shown on page 1 hereof unless Licensor has been notified by it in writing of a different address.

                  c. All notices hereunder shall be by certified mail, return receipt requested.

         24. MODIFICATION. No modification of this Agreement shall be valid or binding unless in writing and signed by Licensee and Licensor.

         IN WITNESS WHEREOF, the parties hereunto signed and sealed this Agreement consisting of eighteen (18) pages the day and year first above written.

                                                   U.S. FIRE CONTROL CORP.

                                                   BY /s/ Raymond E. Shea
                                                      --------------------------
ATTEST:                                               Raymond E. Shea, President



--------------------------------

                                                   CENTRAL SPRINKLER CORP.

                                                   BY /s/ XXXXXXXXXXX
ATTEST:                                               --------------------------

                         U.S. Fire Control Corporation


Australia:
     Patent No. 474,658

Belgium:
     Patent No. 788,653

Canada:
     Patent No. 977239
     Patent No. 1,013,231

France:
     Application No. 72 36 067

Germany:
     Application No. P-22-46-496.6

Great Britain:
     Patent No. 1,396,603
     Patent No. 1,409,256

Holland:
     Application No. 7210081

                                SCHEDULE 3.10(a)

                               Loss Contingencies

In October 1996, CSC recorded an unusual non-recurring charge to the income statement. Discussion is presented in footnote #15 of the Annual Report to Shareholders (a copy of which is attached) and was updated by the following disclosure made in the SEC Form 10-Q dated July 31, 1997.

(5)      Unusual Non-Recurring Omega(TM) Charge

         In the fourth quarter of 1996, the Company recorded an unusual non-recurring charge to cost of sales of $3,750 ($2,362 net of tax or $.72 per share). For the estimated costs to be incurred by the Company in connection with Omega(TM) problems. In fiscal 1996, the Company became aware of potential problems in certain steel pipe systems utilizing Omega(TM) sprinklers. The addition of stop-leak products or the presence of excessive hydrocarbons has been found in certain circumstances to affect the operation of such sprinklers. In order to assess the extent of the problems, the Company has strongly recommended that a sampling of Omega(TM) sprinklers from each such installed system be returned to the Company for testing. Based on the results of the tests, the Company will review each situation with the building owner and develop an appropriate action plan, if needed. The Company did not install such sprinklers and installation of the sprinklers is the responsibility of the building owner. However, the Company's primary concern is to offer the finest possible fire protection to building owners while working within its sales and warranty policy to maintain customer goodwill. The Company continues to be an active participant with building owners in testing sprinklers and remediating the problem. The Company provides kits to test installed sprinklers and continues to monitor the results of the tests and costs incurred. As of July 31, 1997, the Company is involved in several governmental and other regulatory authority inquiries into the Omega(TM) situation. The Company is providing the authorities with requested information regarding the Omega(TM) sprinklers and the Company's actions and action plan.

Note: As a result of the Omega(TM) situation, the following have occurred:

(a)      Consumer Product Safety Commission (CPSC) Investigation.

(b) Lawsuit as disclosed in the Company's 10-Q for the period ended July 31, 1997 and on Schedule 3.5 of this Credit Agreement.

                                  SCHEDULE 3.17

                          Transactions with Affiliates

o Central Sprinkler Company purchases all the CPVC production from Central CPVC Corporation.

o Central Castings Corporation sells most of their production to Central Sprinkler Company.

o Central Sprinkler Company pays a royalty to CSC Finance Company, pursuant to trademark license agreement between Central Sprinkler Company and CSC Finance Company, attached to Schedule 3.7.

o Central Sprinkler Company pays a commission to Central Sprinkler Export Corporation on sales made outside the United States.

o Spraysafe purchases some finished goods and raw material from Central Sprinkler Company for use in their production and resale in the foreign market.

o        Some companies pay management fees to Central Sprinkler Company.

o Various dividends and capital contributions are made between and among the parent company and subsidiaries as described in Schedule 6.3(f).

There are intercompany receivable and payables and intercompany loans between the companies (reference Schedule 6.1(e)).

                                  SCHEDULE 3.18

                              Environmental Matters


CSC's environmental matters are disclosed in CSC's SEC Form 10-Q for the period ended July 31, 1997, SEC Form 10-K for the year ended October 31, 1996 and the Annual Report, footnote 15.

                                  SCHEDULE 3.20

                              Collateral Locations

Chief Executive Offices of Central Sprinkler Company, CSC and Export:
---------------------------------------------------------------------

451 N. Cannon Avenue
Lansdale, PA 19446

Central Sprinkler Company Locations:
------------------------------------

451 N. Cannon Avenue                        7th Street
Lansdale, PA 19446                          Anniston, AL 36206

W. 2nd & Towamencin Avenue                  2660 Old Gadsden Highway
Lansdale, PA 19446                          Anniston, AL 36206

245 Swancott Rd.
Madison, AL 35758

Regional Distribution Centers:
------------------------------

Atlanta                                     Los Angeles
3080 N. Lanier Parkway                      3170 Nasa Street
Decatur, GA 30030                           Brea, CA 92621

Baltimore/Washington D.C.                   Miami
8230-C Preston Court                        1500 S.W. 5th Ct., Suite A
Jessup, MD 20794                            Pompano Beach, FL 33069

Boston                                      Philadelphia
27R Doherty Avenue                          201 King Manor Road
Avon, MA 02322                              King of Prussia, PA 19406

Chicago                                     Portland
85 O'Leary Drive                            7500 S.W. Tech Center Dr. Ste. 110
Bensenville, IL 60106                       Tigard, OR 97223

Cleveland                                   Salt Lake City
12400 Plaza Drive                           2915 S. West Temple
Parma, OH 44130                             Salt Lake City, UT 84115

Dallas                                      San Francisco
1780 Hurd Drive                             2380 Lincoln Avenue
Irving, TX 75038                            Hayward, CA 94545

------------------------------------------

Greensboro                                  Seattle
156 Industrial Avenue                       19307 70th Avenue South
Greensboro, NC 27406                        Kent, WA 98032


Glass Bulb Manufacturing:
Glinecke Glass Company
94 Walker Lane
Newtown, PA 18940

Contract Manufacturing (Steel Pipe):
Youngstown Tube
301 Andrews Avenue
Youngstown, OH 44505

Consignment of Inventory:
Atlantic American Fire Equipment Co.
121 Titus Avenue
Warrington, PA 18976

                                  SCHEDULE 3.21

                      Fictitious Names of Secured Borrowers

The following are fictitious names of Central Sprinkler Company:

Sprink Cad

Glinecke Glass Company

CSC Bulb Company

                                 SCHEDULE 6.1(d)

                                 Permitted Debt

All items disclosed in the July 31, 1997 financial statements included with Form 10-Q and the notes thereto and October 31, 1996 financial statements included with Form 10-K and the notes thereto, as well as the following (certain of which may be included in such financial statements and notes).

         Company                                                                   9-24-97       Maturity
          Limit         Description                     Lender                     Balance         Date

  1.   $30,000,000   Line of Credit                  CoreStates                  $27,471,000     on going(l)
  2.    10,000,000   Line of Credit                  First Union                  10,000,000    on going(l)(2)
  3.     7,275,000   Term Note                       Central ESOP                  6,782,000       10-31-07
  4.     1,100,000   Mortgage Loan                   CoreStates                      329,878       02-01-02
  5.    10,000,000   Term Loan                       First Union                   6,500,000       04-01-04
  6.    10,000,000   Term Loan                       CoreStates                    6,500,000       03-01-04
  7.       688,000   Mortgage Loan                   CoreStates                      619,200       08-01-96
  8.    11,000,000   L/C - IRB                       First                        10,450,000       11-01-15
                                                        Union/CoreStates

  Central CPVC Corp.
  1.     7,500,000   Term Note                       Brown Brothers               $7,500,000       on going

  Spraysafe Ltd.
  1.     4,223,700   Line of Credit                  National Westminster          2,140,700       on going
  2.     1,110,000   Term Note                       National Westminster            932,000        7 years


Other:
------

Miscellaneous secured obligations for various autos, trucks, equipment, etc. that in the aggregate are not above permitted levels of the existing loan covenants of $3 million.

(1)      To be repaid with proceeds from Revolving Credit Facility at closing.

(2)      As permitted under Section 6.1(g) of the Revolving Credit Facility.

                                 SCHEDULE 6.1(e)

                           Existing Inter-Company Debt


Central Sprinkler Corporation Employee Stock Ownership Plan has a promissory note payable to CSC. At September 30, 1997, the balance on the promissory note will be $6,726,000. Refer to footnote #13 of the October 31, 1996 Annual Report to Shareholders for discussion.

Central Sprinkler Company, a Pennsylvania Corporation (maker) promised to pay to the order of CSC Finance Company, a Delaware Corporation (payee) the amount of $11,750,000 with interest per annum equal to prime rate charged by CoreStates Bank, N.A. principal and interest to be paid as the holder of note may direct entered into December 21, 1994.

Other balances payable to or receivable from Central Sprinkler Company as of 9/24/97(1) are:

    Receivable From           Amount                   Payable To              Amount

Central Castings Corp.       $4,899,600   Central CPVC Corp.                   $10,486,200
                                          CSC                                      $85,000
                                          Central Sprinkler Export Corp.          $369,500
                                          CSC Finance Co                        $3,658,100


----------
(1) These accounts arise because Central Sprinkler Company pays all payables on behalf of its Subsidiaries and CSC and retains all collections, transacts all intercompany transactions, as more fully described on Schedule 3.17, including but not included to: royalty payments, dividends and contributions of capitals, management fees, commissions and sales of inventory, raw material and production. The net amount of these transactions give rise to the above described intercompany receivables and payables.

                                 SCHEDULE 6.2(c)

                                 Permitted Liens

Central Sprinkler Company:

1.   Mortgage Lien - CoreStates         Security Interest on
                                        451 North Cannon Avenue
                                        Lansdale, PA

2. All Equipment and Warehouse Leases - contractually obliged to grant security interest to Landlord upon equipment and property held at warehouse if rents are unpaid.

3.   All Auto and Truck Leases - lien upon autos and trucks under lease.

4.   All Auto and Truck Loans - lien upon autos and trucks subject to loan.

5. Lien of First Union National Bank ("First Union") in and to any property, credits, securities or monies of Central Sprinkler Company in the possession of First Union from time to time, as provided in Section 6.02 of the First Union Term Loan Agreement, upon event of default.

6.   Mortgage Lien - CoreStates         Security Interest on
                                        90 North Towamencin Street
                                        Lansdale, PA

7.   Cannon Financial Services - lien upon copiers under lease.

8.   AT&T Capital Corporation - lien upon one copier under lease.

9.   Pitney Bowes Credit Corp.- lien upon Pitney Bowes equipment under lease.

10.  Deere Credit, Inc. - lien upon Manlift under lease.

11.  Crown Credit Co.- lien upon Crown Lift trucks.

12.  Orix Credit Alliance - lien upon equipment under lease.

13. Judgement Lien related to case #92-07079 and filed April 3, 1992 in the amount of $80,799.65.

     CSC
     ---

1. Lien of First Union in and to any property, credits, securities or monies of CSC in the possession of First Union from time to time, as provided in
     Section 5 of the Guaranty, dated April 5, 1994 of the First Union Term Loan Agreement, upon event of default

     Central CPVC Corporation:
     -------------------------

1.   Mortgage Lien - Brown Bros.         Security Interest on property and equipment
                                         245 Swancott Road
                                         Huntsville, AL

2.   Lien given in connection with       All assets
     Term Loan - Brown Brothers

     Central Castings Corporation:

1.   Mortgage Lien - First Union         Security interest on property and equipment
     and CoreStates                      2660 Old Gadsen Highway
                                         Anniston, AL

2.   Lien given in connection with       All assets
     the Internal Revenue Bond - Letter
     of Credit - First Union

3.   Chemical Bank                       Furniture, furnishings, machinery and equipment
     (assignee of Calhoun County
     Economic Development Council)

 4.  All Auto and Truck Leases            Lien upon autos and trucks under lease or loan

 5.  Tennant Company                      Lien upon leased equipment

                                 SCHEDULE 6.3(f)

                              Capital Contributions


At CSC's fiscal year end, capital contributions may be made to Subsidiaries of CSC, which Subsidiaries are also Borrowers, to the extent that such Borrower has an intercompany payable to Central Sprinkler Company. Accordingly, for each capital contribution made from a Borrower, there will be a corresponding capital contribution made to a different Borrower. As a whole, the total equity of the consolidated Borrowers will not decrease due to any such capital contribution.

                                 SCHEDULE 6.7(a)

                                   Guarantees

All items disclosed in the July 31, 1997 financial statements included with Form 10-Q and the notes thereto and October 31, 1996 financial statements included with Form 10-K and the notes thereto, as well as the following (certain of which may be included in such financial statements and notes).

     Company                                       Obligation       Maturity
      Limit      Beneficiary         Balance       Guaranteed         Date

1.   $98,644    Yong An Valve         98,644    Letter of Credit     9-30-97
2.    19,288    Bldrs United Corp.    19,288    Letter of Credit     9-30-97
3.    44,482    FuSan Machinery       44,482    Letter of Credit     9-30-97

CSC and Central Sprinkler Company guarantee all debt of Spraysafe, Central Castings Corp. and Central CPVC Corp., as well as warehouse leases, auto and truck and various equipment leases of these entities.

Additionally, Export guarantees all debt of Central Castings Corp., Central CPVC Corp, as well as warehouse leases, auto and truck and various equipment leases of these entities.

Castings guarantees the obligations of Central Sprinkler under both the First Union Term Loan and the CoreStates Term Loan.